EXHIBIT 4.4

WFB Funding, LLC,

Transferor,

World’s Foremost Bank,

Servicer

and

U.S. Bank National Association,

Trustee

on behalf of the Certificateholders

of the Cabela’s Master Credit Card Trust

[FORM OF ] THIRD AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

Dated as of [●], 2016

Exhibit 4.4

Page

ARTICLE XV – ASSET REPRESENTATIONS REVIEW TRIGGERS	119

SECTION 15.01 DELINQUENCY TRIGGER	119

SECTION 15.02 INVESTOR ACTION TO INITIATE AN ASSET REPRESENTATIONS REVIEW	119

EXHIBITS

Exhibit A	Form of Transferor Certificate
Exhibit B	Form of Assignment of Receivables in
Additional Accounts
Exhibit C	Form of Monthly Servicer’s Certificate
Exhibit D	Form of Annual Servicer’s Certificate
Exhibit E	Form of Opinion of Counsel Regarding
Additional Accounts
Exhibit F	Form of Annual Opinion of Counsel
Exhibit G	Form of Reassignment of Receivables
Exhibit H	Form of Reconveyance of Receivables
Exhibit I	Servicing Criteria
Exhibit J	Form of Annual Certification

SCHEDULES

Schedule 1	List of Accounts [Deemed Incorporated]

THIS THIRD AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of [●], 2016, is made by and among WFB Funding, LLC, a Nebraska limited liability company, as Transferor, World’s Foremost Bank, a Nebraska state banking corporation, as Servicer, and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee, and amends and restates the Second Amended and Restated Pooling and Servicing Agreement, dated as of December 6, 2013 (the “Existing PSA”), which amends and restates the Amended and Restated Pooling and Servicing Agreement, dated as of February 4, 2003 (the “Prior PSA”), which amends and restates the Pooling and Servicing Agreement, dated as of March 23, 2001 (the “Original PSA”), as the same has been further amended prior to the date hereof by and between World’s Foremost Bank, as Transferor and Servicer, and U.S. Bank National Association, as Trustee.

WHEREAS, the parties desire to amend the Existing PSA, and to restate it in its entirety.

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“60+-Day Delinquency Rate” shall mean, for any Monthly Period, the delinquency rate calculated as a ratio (expressed as a percentage) of the aggregate dollar amount of Receivables that are 60 or more days delinquent to the aggregate dollar amount of all of the Receivables, measured as of the end of such Monthly Period.

“AAA” shall have the meaning specified in subsection 2.09(b)(i).

“Account” shall mean each VISA® and MasterCard®* credit card account, established pursuant to a Credit Card Agreement between the Credit Card Originator and any Person identified by account number and by the Receivable balance as of the Cut Off Date and as of each Addition Date in each computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Section 2.01 or 2.06. The definition of Account shall include each Transferred Account. The term “Account” shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term “Account” shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

“Account Information” shall have the meaning specified in subsection 2.02(b).

*	VISA® and MasterCard® are federally registered servicemarks of VISA U.S.A., Inc. and of MasterCard International Inc., respectively.

“Accumulation Period” shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the accumulation or other period in which Collections of Principal Receivables are accumulated in an account for the benefit of the Investor Certificateholders of such Series, or a Class within such Series, in each case as defined with respect to such Series in the related Supplement.

“Addition Date” shall mean each date as of which Additional Accounts will be included as Accounts pursuant to Section 2.06.

“Additional Accounts” shall have the meaning specified in subsection 2.06(a).

“Adjustment Amount” has the meaning specified in subsection 4.03(c).

“Affiliate” of any Person shall mean any other Person controlling, controlled by or under common control with such Person.

“Aggregate Investor Default Amount” shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

“Aggregate Investor Interest” shall mean, as of any date of determination, the sum of the Investor Interests of all Series of Certificates issued and outstanding on such date of determination.

“Aggregate Investor Percentage” with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of all Series of Certificates issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

“Agreement” shall mean this Third Amended and Restated Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

“Allocated Interchange” shall mean the Interchange allocated to the Accounts and sold to the Transferor pursuant to Article V(p) of the Receivables Purchase Agreement.

“Amortization Period” shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period during which principal is distributed to Investor Certificateholders, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, or other amortization period, in each case as defined with respect to such Series in the related Supplement.

“Annual Membership Fee” shall have the meaning specified in the Credit Card Agreement applicable to each Account for annual membership fees or similar terms.

“Applicants” shall have the meaning specified in Section 6.07.

“Asset Representations Review” shall have the meaning assigned to the term “Review” in the Asset Representation Review Agreement.

“Asset Representations Review Agreement” shall mean that certain Asset Representations Review Agreement, dated as of [●], 201[●], among the Transferor, WFB, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” shall mean [Clayton Fixed Income Services LLC], a [Delaware limited liability company] and its successors and any entity resulting from or surviving any consolidation or merger to which it or its successors may be a party, and any successor asset representations reviewer appointed as provided in the Asset Representations Review Agreement.

“Asset Review Quorum “ shall mean Holders of Investor Certificates evidencing at least 5% of the aggregate unpaid principal amount of Investor Certificates outstanding.

“Assignment” shall have the meaning specified in subsection 2.06(c)(ii).

“Authorized Newspaper” shall mean a newspaper of general circulation in the Borough of Manhattan, The City of New York printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Average Principal Receivables” shall mean, for any period, an amount equal to (a) the sum of the aggregate amount of Principal Receivables at the end of each day during such period divided by (b) the number of days in such period.

“Bank Portfolio” shall mean the MasterCard and VISA accounts owned by the Credit Card Originator.

“Bearer Certificates” shall have the meaning specified in Section 6.01.

“Bearer Rules” shall mean the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, Proposed or Temporary Regulations.

“Book-Entry Certificates” shall mean certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be “Book-Entry Certificates.”

“Business Account” shall mean any credit card account pursuant to which the Obligor is a corporation, partnership or other business entity and not an individual.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Lincoln, Nebraska or St. Paul, Minnesota (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

“Cash Advance Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for cash advance fees or similar terms.

“CEDEL” shall mean Cedel Bank, société anonyme.

“Certificate” shall mean any one of the Investor Certificates of any Series or the Transferor Certificate.

“Certificateholder” or “Holder” shall mean the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be or such other Person deemed to be a “Certificateholder” or “Holder” in any related Supplement.

“Certificate Interest” shall mean interest payable in respect of the Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

“Certificate Owner” shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Certificate Principal” shall mean principal payable in respect of the Investor Certificates of any Series pursuant to Article IV of this Agreement.

“Certificate Rate” shall mean, with respect to any Series of Certificates (or, for any Series with more than one Class, for each Class of such Series), the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement.

“Certificate Register” shall mean the register maintained pursuant to Section 6.03, providing for the registration of the Certificates and transfers and exchanges thereof.

“Class” shall mean, with respect to any Series, any one of the classes of Certificates of that Series as specified in the related Supplement.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended from time to time.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

“Closing Date” shall mean, with respect to any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

“Collateral Interest” shall have the meaning, with respect to any Series, specified in the related Supplement.

“Collection Account” shall have the meaning specified in subsection 4.02(a).

“Collections” shall mean all payments (including Insurance Proceeds) received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections with respect to any Monthly Period shall include the amount of Allocated Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account as the case may be, on the Transfer Date following such Monthly Period), to be applied as if such amount were Collections of Finance Charge Receivables for all purposes.

“Commission” shall mean the Securities and Exchange Commission and its successors.

“Companion Series” shall mean (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Investor Interest of such Series results in the increase of the Investor Interest of such other Series, as described in the related Supplements, and (ii) such other Series.

“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 180 East Fifth Street, St. Paul, Minnesota 55101.

“Coupon” shall have the meaning specified in Section 6.01.

“Credit Adjustment” shall have the meaning specified in subsection 4.03(c).

“Credit Card Agreement” shall mean the agreement and Federal Truth in Lending Statement for MasterCard and VISA credit card accounts between any Obligor and the Credit Card Originator, as such agreements may be amended, modified or otherwise changed from time to time.

“Credit Card Guidelines” shall mean the Credit Card Originator’s policies and procedures relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, the debt deferral and debt cancellation programs of WFB and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may, in accordance with this Agreement, be amended from time to time.

“Credit Card Originator” shall mean WFB.

“Credit Enhancement” shall mean, with respect to any Series, the subordination, the cash collateral guaranty or account, collateral interest, collateral invested amount, letter of credit, surety bond, insurance policy, spread account, maturity liquidity facility, interest rate swap agreement, interest rate cap agreement, reserve account, cross-support feature or any other contract or agreement for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Supplement.

“Credit Enhancement Provider” shall mean the Person or Persons providing any Credit Enhancement, other than (except to the extent otherwise provided with respect to any Series in the Supplement for such Series) the Certificateholders of any Series or Class which is subordinated to another Series or Class.

“Cut Off Date” shall mean February 28, 2001.

“Date of Processing” shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer’s computer master file of VISA and MasterCard accounts (without regard to the effective date of such recordation).

“Debtor Relief Laws” shall mean Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustments of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

“Default Amount” shall mean, with respect to any Defaulted Account, the amount of Principal Receivables (other than Ineligible Receivables) in such Defaulted Account on the day such Account became a Defaulted Account.

“Defaulted Account” shall mean each Account with respect to which, in accordance with the Credit Card Guidelines or the Servicer’s customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables, the Servicer has charged-off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer’s computer master file of VISA and MasterCard accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

“Defeasance” shall have the meaning specified in Section 12.05(a).

“Definitive Certificate” shall have the meaning specified in Section 6.10.

“Delinquency Trigger” shall mean each occurrence, as determined by the Servicer, where the Three-Month Average 60+-Day Delinquency Rate equals or exceeds the then-current Delinquency Trigger Rate.

“Delinquency Trigger Rate” shall mean, initially, [●]%, which percentage will be reviewed and may be adjusted from time to time as set forth in subsections 15.01(b) and (c).

“Depository” shall have the meaning specified in Section 6.10.

“Depository Agreement” shall mean, with respect to each Series, the agreement among the Transferor, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

“Determination Date” shall mean, unless otherwise specified in the related Series Supplement, the second Business Day prior to each Transfer Date.

“Discounted Percentage” shall have the meaning specified in Section 2.08.

“Discount Option Receivables” shall mean, with respect to any Series, Principal Receivables designated by the Transferor that are transferred to the Trust at a specified discount, which discount is applied such that the discounted portion of Collections of such Principal Receivables are treated as Collections of Finance Charge Receivables, as specified with respect to such Series in the related Supplement.

“Discount Option Receivable Collections” shall have the meaning specified in Section 2.08.

“Distribution Account” shall have the meaning specified in subsection 4.02(c).

“Distribution Date” shall mean, with respect to each Series, the dates specified in the related Supplement.

“Dollars”, “$” or “U.S. $” shall mean United States dollars.

“Draft Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for any draft fees or similar terms.

“Effective Date” shall mean February 4, 2003.

“Eligible Account” shall mean, as of the Cut Off Date (or, with respect to Additional Accounts as of the relevant Addition Date), each Account owned by the Credit Card Originator, other than Business Accounts:

(a) which is in existence and maintained with the Credit Card Originator;

(b) which is payable in Dollars;

(c) the Obligor on which has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions;

(d) which the Credit Card Originator has not classified on its electronic records as counterfeit, cancelled, bankrupt, fraudulent, stolen or lost;

(e) which the Credit Card Originator has not charged off in its customary and usual manner for charging off such Accounts as of the Cut Off Date (or, with respect to Additional Accounts, as of the relevant Addition Date);

(f) the Obligor on which has not been identified by the Credit Card Originator as being deceased;

(g) the Obligor on which is not a federal, state or local government or agency or instrumentality thereof;

(h) which has not been sold or pledged to any other party; and

(i) which does not contain a Receivable that has been sold or pledged to any other party.

“Eligible Receivable” shall mean each Receivable:

(a) which has arisen under an Eligible Account (on the Cut Off Date, in the case of Accounts conveyed to the Trust on the Initial Closing Date and, on each Addition Date, in the case of Additional Accounts);

(b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Credit Card Originator and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to the Credit Card Originator;

(c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Credit Card Originator in connection with the creation of such Receivable or the execution, delivery and performance by the Credit Card Originator of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

(d) as to which, at the time of and at all times after the creation of such Receivable, the Credit Card Originator, the Transferor or the Trust had good and marketable title thereto, free and clear of all Liens (other than Liens permitted pursuant to subsection 2.05(b));

(e) which at all times will be the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms,

except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(f) which constitutes an “account” under and as defined in Article 9 of the UCC as then in effect in the applicable jurisdiction;

(g) which is no more than 90 days past due as of the Cut Off Date or Addition Date, as applicable;

(h) which does not have an account holder known by the Transferor to be deceased;

(i) that has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor’s right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

(j) that, at the time of its transfer to the Trust, has not been waived or modified except as permitted hereunder;

(k) as to which, at the time of its transfer to the Trust, the Credit Card Originator and the Transferor have satisfied all obligations to be fulfilled at the time that it is transferred to the Trust;

(l) that at the time of its transfer to the Trust, is not subject to any setoff, right of rescission, counterclaim, or other defense of the Obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights in general; and

(m) as to which, at the time of its transfer to the Trust, neither the Credit Card Originator nor the Transferor has taken any action that would, or failed to take any action the omission of which would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

“Eligible Servicer” shall mean the Trustee, a wholly-owned subsidiary of the Trustee, or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Enhancement Invested Amount” shall have the meaning, with respect to any Series, specified in the related Supplement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Euroclear Operator” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Excess Allocation Series” shall mean each Series which, under the terms of the related Supplement, is designated as an Excess Allocation Series and which, under the terms of the related Supplement, provides that Shared Excess Finance Charge Collections from that Series will be available for allocation to other Excess Allocation Series.

“Excess Funding Account” means the account established in accordance with subsection 4.02(f) hereof.

“Excess Funding Amount” means the amount on deposit in the Excess Funding Account, exclusive of interest (including reinvested interest) and other investment income and earnings thereon.

“Exchange” shall mean either of the procedures described under Section 6.09.

“Exchange Date” shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.09.

“Exchange Notice” shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.09.

“Existing PSA” shall have the meaning set forth in the recitals to this Agreement.

“Extended Trust Termination Date” shall have the meaning specified in subsection 12.01(a).

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Fees for Documents” shall have the meaning specified in the Credit Card Agreement applicable to each Account for fees for documents or similar terms.

“Finance Charge Account” shall have the meaning specified in subsection 4.02(b).

“Finance Charge Receivables” shall mean Receivables created in respect of the Periodic Finance Charges, Annual Membership Fees, Membership Dues, Cash Advance Fees, Overlimit Fees, Fees for Documents, Returned Payment Check Fees, Stop Payment Fees, Returned Access Check Fees and Late Payment Fees and similar fees and charges, and Special Fees to the extent such Special Fees are categorized as Finance Charge Receivables. Finance Charge Receivables with respect to any Monthly Period shall include the amount of Interchange (if any), Recoveries

(if any), Discount Option Receivables (if any), interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, and other amounts allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account, as the case may be, on the Transfer Date following such Monthly Period).

“Floating Principal Allocation” shall have the meaning specified in the related Supplement.

“Foreign Clearing Agency” shall mean CEDEL and the Euroclear Operator.

“Global Certificate” shall have the meaning specified in Section 6.13.

“Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” shall mean, with respect to any Series, the group of Series in which the related Supplement specifies that such Series shall be included.

“Indenture” shall mean that certain Second Amended and Restated Master Indenture, dated as of [●], 2016, among Cabela’s Credit Card Master Note Trust, the Servicer, and U.S. Bank National Association, as amended, restated, supplemented or otherwise modified from time to time.

“Indenture Supplement” shall mean a supplemental indenture to the Indenture relating to a series of notes.

“Ineligible Receivable” shall have the meaning specified in subsection 2.04(d)(iii).

“Initial Closing Date” shall mean March 23, 2001.

“Initial Investor Interest” shall mean, with respect to any Series of Certificates, the amount stated in the related Supplement.

“Insolvency Event” shall have the meaning specified in subsection 9.01(a).

“Insurance Proceeds” shall mean any amounts recovered by the Servicer pursuant to any credit insurance policies or debt deferral or debt cancellation programs covering any Obligor with respect to Receivables under such Obligor’s Account, including amounts recovered through reserves in connection with such programs.

“Interchange” shall mean interchange fees payable to the Credit Card Originator, in its capacity as credit card issuer, through VISA USA, Inc. and MasterCard International Incorporated.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“Investor Account” means each of the Finance Charge Account, the Principal Account, the Distribution Account and the Excess Funding Account.

“Investor Certificate” shall mean any one of the certificates (including, without limitation, the Bearer Certificates, the Registered Certificates or the Global Certificates) issued by the Trust, executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the investor certificate attached to the related Supplement or such other interest in the Trust deemed to be an “Investor Certificate” in any related Supplement.

“Investor Certificateholder” shall mean the holder of record of an Investor Certificate.

“Investor Charge-Off” shall have, with respect to each Series, the meaning specified in the applicable Supplement.

“Investor Default Amount” shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

“Investor Exchange” shall have the meaning specified in subsection 6.09(b).

“Investor Interest” shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

“Investor Percentage” shall have, with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, and any Series of Certificates, the meaning stated in the related Supplement.

“Late Payment Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 7.02 shall not be deemed to constitute a Lien.

“Maximum Addition Amount” shall mean, unless otherwise provided in a Supplement, with respect to any Addition Date, the number of accounts originated by the Credit Card Originator after the Cut Off Date designated by the Transferor as Additional Accounts pursuant to Section 2.06 without prior Rating Agency confirmation of its then existing rating of any Series of Investor Certificates then issued and outstanding described under subsection 2.06(c) (vii) which would either (a) with respect to any three consecutive Monthly Periods commencing on March 23, 2001 be equal to the product of (i) 15% and (ii) the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence (or the Cut Off Date, in the case of 2001) or (b) with respect to any twelve-month period equal to the product of (i) 20% and (ii) the number of Accounts as of the first day of such twelve-month period; provided, however, that if the aggregate principal balance in the Additional Accounts specified in clause (a) or clause (b) above, as the case may be, shall exceed either (y) the product of (i) 15% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the third preceding Monthly Period (or in the case of any Addition Date occurring on or before January 1, 2002, the aggregate amount of Principal Receivables on the Initial Closing Date) minus the aggregate amount of Principal Receivables as of the date each such Additional Account was added to the Trust in all of the Accounts owned by the Credit Card Originator that have been designated by the Transferor as Additional Accounts since the first day of the third preceding Monthly Period or the Initial Closing Date, as the case may be, or (z) the product of (i) 20% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the calendar year in which such Addition Date occurs (or in the case of an Addition Date occurring on or before December 31, 2001, the aggregate amount of Principal Receivables on the Initial Closing Date) minus the aggregate amount of Principal Receivables as of the date each such Additional Account was added to the Trust in all of the Accounts owned by the Credit Card Originator after the Cut Off Date that have been designated by the Transferor as Additional Accounts since the first day of such calendar year or the Initial Closing Date, as the case may be, the Maximum Addition Amount shall be an amount equal to the lesser of the aggregate amount of Principal Receivables specified in either clause (y) or clause (z) of this proviso.

“Membership Dues” shall have the meaning specified in the Credit Card Agreement applicable to each Account for membership dues or similar terms.

“Minimum Aggregate Principal Receivables” shall mean an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of collections of Principal Receivables for each Series then outstanding minus the Excess Funding Amount.

“Minimum Transferor Interest” shall mean 5% (or such other percentage as specified in the related Supplement) of the Average Principal Receivables; provided, however, that the Transferor may reduce the Minimum Transferor Interest upon (w) delivery to the Trustee of a Tax Opinion with respect to such reduction, (x) 30 day’s prior notice to the Trustee, each Rating Agency and any Credit Enhancement Provider entitled to receive such notice pursuant to the relevant Supplement, (y) written confirmation from the Rating Agency that such reduction will not result in the reduction or withdrawal of the respective ratings of each Rating Agency for any Series outstanding and (z) delivery to the Trustee and each such Credit Enhancement Provider of an Officer’s Certificate stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series; provided further that the Minimum Transferor Interest shall not at any time be less than 2%.

“Monthly Period” shall mean, unless otherwise defined in any Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month.

“Monthly Servicer Report” shall mean, a report substantially in the form attached as Exhibit C to this Agreement, with such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information required by the Agreement or any Supplement.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“New Issuance” shall have the meaning specified in subsection 6.09(b).

“New Issuance Date” shall have the meaning specified in subsection 6.09(b).

“New Issuance Notice” shall have the meaning specified in subsection 6.09(b).

“Notice Date” shall have the meaning specified in subsection 2.06(c)(i).

“Obligor” shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

“Officer’s Certificate” shall mean a certificate signed by the President, Treasurer, Chief Operating Officer (or any more senior officer) of the Managing Member of the Transferor or of the Servicer and delivered to the Trustee.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee; provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

“Original PSA” shall have the meaning set forth in the recitals to this Agreement.

“Overlimit Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar terms.

“Pay Out Commencement Date” shall mean, (a) with respect to each Series, the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.01 and (b) with respect to any Series, the date on which a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

“Pay Out Event” shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event.

“Paying Agent” shall mean any paying agent appointed pursuant to Section 6.06 and shall initially be the Trustee.

“Perfection Representations and Warranties” shall mean the representations and warranties set forth below:

(a) General. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the proceeds thereof in favor of the Trust, which (i) in the case of existing Receivables and the proceeds thereof, is enforceable upon execution of this Agreement against creditors of and purchasers from the Transferor, or with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to Receivables hereafter and thereafter created and the proceeds thereof upon such creation, in each case as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (ii) upon filing of the financing statements described in subparagraph (d) below and, in the case of Receivables hereafter created, upon the creation thereof, will be prior to all other Liens (other than Liens permitted pursuant to subparagraph (c) below).

(b) Accounts. The Receivables constitute “accounts” within the meaning of UCC Section 9-102.

(c) Creation. Immediately prior to the conveyance of the Receivables pursuant to this Agreement, the Transferor owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person; provided that nothing in this clause (c) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for any taxes if such taxes shall not at the time be due and payable or if the Transferor or the RPA Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(d) Perfection. The Transferor has caused or will have caused, within ten days of the Effective Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted by the Transferor to the Trust under this Agreement in the Receivables arising in the Accounts designated to the Trust as of the Effective Date, and (if any additional filing is so necessary) within 10 days of the applicable Addition Date, in the case of such Receivables arising in Additional Accounts.

(e) Priority. Other than the security interest granted to the Trust pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interest granted to Trust hereunder or (ii) that has been terminated.

(f) Judgments, Tax Liens. The Transferor is not aware of any judgments or tax lien filings against the Transferor.

“Periodic Finance Charges” shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

“Permitted Investments” shall mean, unless otherwise provided in the Supplement with respect to any Series, (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) demand deposits and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any depositary institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the Trust’s investment, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Moody’s and Standard & Poor’s of P-1 and A-1+, respectively; (iii) commercial paper, bank notes or any other debt obligation having, at the time of the Trust’s investment, a rating from Moody’s and Standard & Poor’s of P-1 and A-1+, respectively; (iv) bankers’ acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) repurchase agreements transacted with either (A) an entity subject to the United States Bankruptcy Code or (B) a financial institution insured by the FDIC or a broker-dealer with retail customers that is under the jurisdiction of the Securities Investors Protection Corp., in each case having a rating of A-1+ by Standard & Poor’s and P-1 by Moody’s; (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) investments in money market funds rated AAA or AAAm-g by Standard & Poor’s and Aaa or P-1 by Moody’s; provided, however, that the Trust shall exercise any voting rights it may have in connection with any investment in a money market fund only in a manner consistent with the recommendation of the board of directors of such money market fund or, in the case of an unincorporated money market fund, the recommendation of such Person or Persons performing similar functions of such unincorporated money market fund; and (d) any other investment, the making of which would not compromise the qualification of the Trust under Statement of Financial Standards No. 140, if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates, provided that such investment will not, based on an Opinion of Counsel, cause the Trust to be treated as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Any Permitted Investment may be purchased by or through the Trustee or any of its affiliates. The Trustee may trade with itself or an Affiliate on market terms in the purchase or sale of such Permitted Investments.

“Person” shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Pool Index File” shall mean the file on the Servicer’s computer system that identifies MasterCard and VISA accounts of the Credit Card Originator, which file is designated by the Credit Card Originator as its “Pool Index File.”

“Portfolio Reassignment Price” shall have the meaning specified in subsection 2.04(e).

“Principal Account” shall have the meaning specified in subsection 4.02(b).

“Principal Receivable” shall mean each Receivable other than (i) Finance Charge Receivables, and (ii) Receivables in Defaulted Accounts. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the Transferor is unable to transfer as provided in subsection 2.05(d) shall not be included in calculating the aggregate amount of Principal Receivables.

“Principal Shortfalls” shall mean, with respect to a Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are “Principal Shortfalls” for such Transfer Date.

“Principal Terms” shall have the meaning, with respect to any Series issued pursuant to a New Issuance, specified in subsection 6.09(c).

“Prior PSA” shall have the meaning set forth in the recitals to this Agreement.

“Qualified Dispute Resolution Professional” shall mean an attorney or retired judge that is independent, impartial, and knowledgeable about and experienced with the laws of the State of New York, specializing in commercial litigation with at least 15 years of experience and whose name is on a list of neutral parties maintained by the AAA.

“Qualified Institution” shall mean (i) a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s or (ii) a depositary institution acceptable to each Rating Agency; provided, however, that an institution which shall have corporate trust powers and which maintains the Collection Account, the Principal Account, the Finance Charge Account, any Series Account or any other account maintained for the benefit of Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement) as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of investment grade by Moody’s and Standard & Poor’s so long as Moody’s and Standard & Poor’s is a Rating Agency; provided, further, however, that if such depositary institution is the Servicer or an

Affiliate of the Servicer, (y) the written consent of any Credit Enhancement Provider shall have been previously obtained and (z) the requirement of clause (i) of this definition shall have been fulfilled.

“Rating Agency” shall mean, with respect to each Series, the rating agency or agencies, if any, selected by the Transferor to rate the Certificates, as specified in the related Supplement.

“Reassignment” shall have the meaning specified in subsection 2.07(b)(ii).

“Reassignment Date” shall have the meaning specified in subsection 2.04(e).

“Receivable” shall mean any amount owing by an Obligor under an Account including, without limitation, amounts owing for the payment of goods and services, cash advances, access checks, Annual Membership Fees, Cash Advance Fees, Periodic Finance Charges, Late Fees and credit insurance premiums and Special Fees, if any to the extent transferred to the Trust prior to the Effective Date or sold to the Transferor under the Receivables Purchase Agreement.

“Receivables Purchase Agreement” shall mean the Amended and Restated Receivables Purchase Agreement, dated as of [●], 2016, between RPA Seller and the Transferor, as the same may be amended or otherwise modified and in effect from time to time.

“Record Date” shall mean, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period.

“Recoveries” shall mean all amounts received (net of out-of-pocket costs of collections) including Insurance Proceeds, with respect to Receivables in Defaulted Accounts, provided that for so long as such amounts cannot be traced to specific receivables, including the Receivables, Recoveries shall mean such amount allocated to the Receivables as the Servicer shall reasonably estimate, on or prior to each Determination Date.

“Registered Certificates” shall have the meaning specified in Section 6.01.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (including Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Removal Date” shall mean the date on which Receivables in certain designated Removed Accounts will be reassigned by the Trustee to the Transferor.

“Removal Notice Date” shall have the meaning specified in Section 2.07(a).

“Removed Accounts” shall have the meaning specified in subsection 2.07(a).

“Representing Party” shall have the meaning specified in subsection 2.09(a).

“Requesting Party” shall have the meaning specified in subsection 2.09(a).

“Required Designation Date” shall have the meaning specified in Section 2.08(a).

“Requirements of Law” for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

“Responsible Officer” shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and in each case having direct responsibilities for administration of this Agreement, with respect to a particular officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject. Any notice delivered to such corporate trust department shall be identified as follows: Attention: Corporate Trust Officer on behalf of Cabela’s Master Credit Card Trust, Second Amended and Restated Pooling and Servicing Agreement, dated as of December 6, 2013; and therefore such notice shall have been deemed to be delivered to the appropriate Corporate Trust Officer.

“Returned Access Check Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for returned access check fees or similar terms.

“Returned Payment Check Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for returned payment check fees or similar terms.

“Revolving Period” shall have, with respect to each Series, the meaning specified in the related Supplement.

“RPA Seller” shall mean World’s Foremost Bank in its capacity as RPA Seller under the Receivables Purchase Agreement.

“Rules” shall have the meaning specified in Section 2.09(b)(i).

“Sarbanes Certification” shall have the meaning specified in Section 14.04(c).

“Second Restatement Date” means December 6, 2013.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Transaction” shall mean any new issuance of Investor Certificates pursuant to Section 6.09, or new notes issued by the Cabela’s Credit Card Master Note Trust, whether publicly offered or privately placed, rated or unrated.

“Series” shall mean any series of Investor Certificates, which may include within any such Series a Class or Classes of Investor Certificates subordinate to another such Class or Classes of Investor Certificates.

“Series Account” shall mean any account or accounts established pursuant to a Supplement for the benefit of such Series.

“Series Pay Out Event” shall have, with respect to any Series, the meaning specified pursuant to the Supplement for the related Series.

“Series Servicing Fee Percentage” shall mean, with respect to any Series, the amount specified in the related Supplement.

“Series Termination Date” shall mean, with respect to any Series of Certificates, the date stated in the related Supplement.

“Service Transaction Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for any service transaction fees or similar terms.

“Servicer” shall mean initially World’s Foremost Bank and its permitted successors and assigns and thereafter any Person appointed as successor as herein provided to service the Receivables.

“Servicer Default” shall have the meaning specified in Section 10.01.

“Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as amended.

“Servicing Fee” shall have the meaning specified in Section 3.02.

“Servicing Officer” shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

“Servicing Participant” shall mean, for purposes of Article XIV of this Agreement, any Person, other than the Trustee, that is a “party participating in the servicing function” as defined in Instruction 2 to Item 1122 of Regulation AB.

“Shared Excess Finance Charge Collections” shall mean, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as “Shared Excess Finance Charge Collections” for such Transfer Date.

“Shared Principal Collections” shall mean, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as “Shared Principal Collections” for such Transfer Date.

“Special Fees” shall mean Receivables which are Draft Fees, Service Transaction Fees and any other fees which are not now but from time to time may be assessed on the Accounts. On or after the date on which any of such Special Fees begin to be assessed on the Accounts, the Transferor may designate in an Officer’s Certificate whether such Special Fees shall be treated as Principal Receivables or Finance Charge Receivables.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services.

“Stop Payment Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for stopping payment on a check issued to access such Account or similar terms.

“Subservicer” shall mean, for purposes of Article XIV of this Agreement, any Person, other than the Servicer or the Trustee, that is a “servicer” as defined in Item 1101(j) of Regulation AB.

“Successor Servicer” shall have the meaning specified in subsection 10.02(a).

“Supplement” or “Series Supplement” shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 6.09 of this Agreement, executed in conjunction with any issuance of any Series of Certificates (or, in the case of the issuance of Certificates on the Initial Closing Date, the supplement executed in connection with the issuance of such Certificates).

“Tax Opinion” shall mean with respect to any action, an Opinion of Counsel to the effect that (a) for federal income tax purposes such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association taxable as a corporation (or publicly traded partnership treated as a corporation) (or federal income tax purposes and for Nebraska corporate income or franchise tax purposes for such other state in which the Servicer may perform its primary servicing activity with respect to the Trust) and (c) for federal income tax purposes such action will not cause or constitute an event in which gain or loss would be recognized by any holder of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance.

“Termination Notice” shall have, with respect to any Series, the meaning specified in subsection 10.01(d).

“Third Restatement Date” means [●], 2016.

“Three-Month Average 60+-Day Delinquency Rate” shall mean, as of any date of determination, (a) the sum of the 60+-Day Delinquency Rates for the three Monthly Periods immediately preceding such date of determination divided by (b) three.

“Transaction Documents” shall mean, at any time, this Agreement, the Receivables Purchase Agreement, the Supplements for each outstanding Series, the insurance and reimbursement agreements entered into with any Credit Enhancement Provider, any documents pursuant to which any outstanding Investor Certificate is sold and any other document designated as a Transaction Document in any of the foregoing.

“Transfer Agent and Registrar” shall have the meaning specified in Section 6.03 and shall initially be the Trustee.

“Transfer Date” shall mean, unless otherwise specified in the related Supplement, with respect to any Series, the Business Day immediately prior to each Distribution Date.

“Transferor” shall mean prior to the Effective Date, World’s Foremost Bank and on and after the Effective Date, WFB Funding, LLC, a Nebraska limited liability company, and its successors in interest and permitted assigns.

“Transferor Certificate” shall mean the certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.09; provided, that at any time there shall be only one Transferor Certificate.

“Transferor Exchange” shall have the meaning specified in subsection 6.09(b).

“Transferor Interest” shall mean, on any date of determination, the aggregate amount of Principal Receivables plus the Excess Funding Amount plus the principal amount on deposit in any Principal Account or Principal Funding Account (if any, as defined in any Supplement) at the end of the day immediately prior to such date of determination, minus the Aggregate Investor Interest at the end of such day, minus the aggregate Enhancement Invested Amounts, if any, for each Series outstanding at the end of such day, minus the aggregate Collateral Interests not included in the Aggregate Investor Interests, if any, for each Series outstanding at the end of such day.

“Transferor Percentage” shall mean, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables.

“Transferor Servicing Fee” shall have the meaning specified in Section 3.02.

“Transferred Account” shall mean (a) an Account with respect to which a new credit card account number has been issued under circumstances resulting from a lost or stolen credit card or from the transfer from one program to another program and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines or (b) an Eligible Account resulting from the conversion of an Account that was a standard account to a premium account or from a premium account to a standard account, and which in either case can be traced or identified in the Pool Index File with the designation “S” as a Transferred Account into which an Account has been transferred by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Section 2.01 or 2.06.

“Trust” shall mean the Cabela’s Master Credit Card Trust created by this Agreement.

“Trust Assets” shall have the meaning specified in Section 2.01.

“Trust Extension” shall have the meaning specified in subsection 12.01(a).

“Trust Pay Out Event” shall have, with respect to each Series, the meaning specified in Section 9.01.

“Trust Termination Date” shall mean the earliest to occur of (i) unless a Trust Extension shall have occurred, the first Business Day after the Distribution Date on which the Investor Interest, the Collateral Interest, the Enhancement Invested Amount and any other interest issued by the Trust, as applicable, for each Series is zero, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (iii) March 31, 2031.

“Trustee” shall mean U.S. Bank National Association, a national banking association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“Undivided Interest” shall mean the undivided interest in the Trust evidenced by an Investor Certificate.

“WFB” shall mean World’s Foremost Bank and its successors in interest and permitted assigns.

“Zero Balance Account” shall mean an Account with a Receivable balance of zero which the Servicer will remove from its computer master file of VISA and MasterCard accounts.

Section 1.02 Other Definitional Provisions.

(a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

(c) The agreements, representations and warranties of World’s Foremost Bank in this Agreement and in any Supplement in each of its capacities as Transferor prior to the Effective Date and as Servicer shall be deemed to be the agreements, representations and warranties of World’s Foremost Bank solely in each such capacity for so long as World’s Foremost Bank acts in each such capacity under this Agreement.

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified. If the Servicer determines to change any Exhibit, the Servicer shall, upon making such determination, deliver to the Trustee and each Rating Agency an Officer’s Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer’s Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer’s Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement. The Servicer shall not be entitled to change the form of Monthly Servicer Report without the prior written consent of the Trustee.

ARTICLE II

CONVEYANCE OF RECEIVABLES;

PERMITTED ACTIVITIES;

ISSUANCE OF CERTIFICATES

Section 2.01 Conveyance of Receivables; Permitted Activities. The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trustee for the benefit of the Certificateholders and any Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement), without recourse, all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables existing at the close of business on the Cut Off Date in the case of Receivables arising in the initial Accounts, and on each Addition Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of the Trust, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, all proceeds of such Receivables, all Insurance Proceeds, all of its rights, remedies, powers and privileges under the Receivables Purchase Agreement, all Allocated Interchange and all Recoveries relating to such Receivables and all proceeds of any of the foregoing (collectively, the “Trust Assets”).

In connection with such transfer, assignment, set-over and conveyance, the Transferor agrees to record and file, at its own expense, financing statements (including any continuation statements with respect to such financing statements when applicable) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables and the proceeds thereof to the Trustee, and to deliver a file-stamped copy of such financing statements or continuation statements or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of issuance of the Certificates, and in the case of any continuation statements filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by the Transferor. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and any reference in this Agreement to any transfer, assignment, set-over and conveyance to the Trust shall be construed as transfer, assignment, set-over, and conveyance to the Trustee.

In connection with such transfer, the Transferor agrees, at its own expense, on or prior to the Initial Closing Date (i) to indicate in the Pool Index File maintained in its computer files that Receivables created in connection with the Accounts (other than any Additional Accounts) have been transferred to the Trustee pursuant to this Agreement for the benefit of the Certificateholders and any Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement) by identifying such Accounts in the Pool Index File with the designation “S,” and to cause the Servicer to make a similar notation in its computer files, which notation shall remain so long as they remain Accounts or Additional Accounts, as applicable, hereunder, and (ii) to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and setting forth the Receivable balance as of the Cut Off Date. Such file or list shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor and the Servicer each agrees not to alter the file designation referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account, a Defaulted Account or a Zero Balance Account. The Transferor shall hold such information with respect to the Accounts and Transferred Accounts, prior to delivery thereof to the Trustee, in trust for the benefit of the Trustee.

The parties hereto intend that each transfer of Receivables and other property pursuant to this Agreement or any Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If, and to the extent that, such transfer is not deemed to be a sale, or, if for any reason any Receivable is held to be the property of the Transferor, the Transferor shall be deemed to have granted and the Transferor does hereby grant, to the Trustee for the benefit of the Certificateholders and any Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement) a first priority perfected security interest in all of the Trust Assets. This Agreement shall constitute a security agreement under applicable law.

Pursuant to the written request of the Transferor, the Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.02.

The permitted activities of the Trust are hereby declared to be:

(a) accepting and holding Receivables and other assets conveyed to it under the terms of this Agreement or any Assignment and the collections and proceeds thereof; accepting and holding, Credit Enhancement, passive financial assets and passive derivative financial instruments;

(b) servicing or providing for the servicing of the Trust Assets;

(c) issuing Certificates and other interests in the Trust Assets;

(d) receiving Collections and making payments and distributions on such Certificates and interests in accordance with the terms of this Agreement and any Series Supplement;

(e) engaging in other activities that are necessary or incidental to accomplish these limited activities and to carry out the terms of this Agreement and the Series Supplements.

By executing this Agreement and the Receivables Purchase Agreement, the parties hereto and thereto do not intend to cancel, release or in any way impair the conveyances previously made by the Transferor under the Existing PSA or the Prior PSA or by the Credit Card Originator, as “Transferor” under the Original PSA. Without limiting the foregoing, the parties hereto acknowledge and agree as follows:

(a) The Trust created by and maintained under the Original PSA, the Prior PSA and the Existing PSA shall continue to exist and be maintained under this Agreement.

(b) All series of Certificates issued under the Existing PSA, the Prior PSA and the Original PSA shall constitute Series issued and outstanding under this Agreement, and any Supplement executed in connection with such Series shall constitute a Supplement executed hereunder.

(c) All references to the Existing PSA, the Prior PSA or the Original PSA in any other instruments or documents shall be deemed to constitute references to this Agreement. All references in such instruments or documents to the Credit Card Originator as “Transferor” of receivables and related assets under the Original PSA shall be deemed to constitute references to the Transferor in such capacity hereunder.

(d) The Transferor hereby assumes and agrees to perform all obligations of the Credit Card Originator, as “Transferor” (but not as “Servicer”), under or in connection with the Original PSA (as amended and restated by the Prior PSA), the Prior PSA (as amended and restated by the Existing PSA), the Existing PSA (as amended and restated by this Agreement) and any Supplements to the Existing PSA, the Prior PSA or the Original PSA, as applicable.

(e) To the extent this Agreement requires that certain actions are to be taken as of the Initial Closing Date or another date prior to the Third Restatement Date, execution of such action by the Credit Card Originator or the Transferor under the Original PSA, the Prior PSA or the Existing PSA shall constitute satisfaction of such requirement.

Section 2.02 Acceptance by Trustee.

(a) The Trustee hereby acknowledges its acceptance of all right, title and interest to the Trust Assets now existing and hereafter created, conveyed to the Trustee pursuant to Section 2.01, and declares that it shall hold such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders and any Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement). The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the computer file or microfiche list described in the third paragraph of Section 2.01.

(b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by the Transferor pursuant to Sections 2.01, 2.06 and 2.07 (“Account Information”) except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.02, as mandated pursuant to any Requirement of Law applicable to the Trustee or as requested by any Person in connection with financing statements filed against the Bank. The Trustee agrees to take such measures as shall be reasonably requested by the Credit Card Originator, the Transferor and the Servicer to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Credit Card Originator, the Transferor and the Servicer to inspect the Trustee’s security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Credit Card Originator, the Transferor and the Servicer with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Credit Card Originator, the Transferor or the Servicer may request a protective order or other appropriate remedy. The Trustee shall make best efforts to provide the Transferor, the Credit Card Originator and the Servicer with written notice no later than five days prior to any disclosure pursuant to this subsection 2.02(b).

(c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trustee other than as contemplated in this Agreement.

Section 2.03 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Third Restatement Date, the Second Restatement Date, the Effective Date, each Closing Date and, with respect to Additional Accounts, the related Addition Date:

(a) Organization and Good Standing. The Transferor is a limited liability company duly organized and validly existing in good standing under the laws of the State of Nebraska and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party and to execute and deliver to the Trustee the Certificates pursuant hereto.

(b) Due Qualification. The Transferor is duly qualified to do business and is in good standing as a foreign limited liability company (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account owned by the Credit Card Originator or any Receivable transferred to the Trustee by the Transferor unenforceable by the Transferor, the Servicer or the Trustee or would have a material adverse effect on the interests of the Certificateholders or any Credit Enhancement Provider hereunder or under any Supplement.

(c) Due Authorization. The execution and delivery of this Agreement and each other Transaction Document to which the Transferor is a party and the execution and delivery to the Trustee of the Certificates by the Transferor and the consummation of the transactions provided for in this Agreement and each other Transaction Document to which the Transferor is a party have been duly authorized by the Transferor by all necessary action on its part.

(d) No Conflict. The execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the Certificates, the performance of the transactions contemplated by this Agreement the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

(e) No Violation. The execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the Certificates, the performance of the transactions contemplated by this Agreement, the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the other Transaction Documents to which it is a party or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the other

Transaction Documents to which it is a party or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or the other Transaction Documents to which it is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the other Transaction Documents to which it is a party or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

(g) Eligibility of Accounts. As of the Cut Off Date, each Account was an Eligible Account and no selection procedures adverse to the Investor Certificateholders or the Credit Enhancement Provider have been employed by the Transferor in selecting the Accounts from among the Eligible Accounts in the Bank Portfolio.

(h) WFB’s Deposit Accounts. Deposits in the Credit Card Originator’s deposit accounts are insured by the FDIC to the limits provided by law.

(i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the Certificates, the performance of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof have been obtained.

For the purposes of the representations and warranties contained in this Section 2.03 and made by the Transferor on the Effective Date, “Certificates” shall mean the Certificates outstanding or issued on such date. The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the respective Receivables to the Trustee, and termination of the rights and obligations of the Servicer pursuant to Section 10.01. The Transferor hereby represents and warrants to the Trustee, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in such Supplement, that the representations and warranties of the Transferor set forth in Section 2.03 are true and correct as of such date (for the purposes of such representations and warranties, “Certificates” shall mean the Certificates issued on the related Closing Date). Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others. The Trustee shall not be charged with knowledge of any breach of representation and warranty unless it has received written notice or obtained actual knowledge thereof.

Section 2.04 Representations and Warranties of the Transferor Relating to the Agreement and the Receivables.

(a) Binding Obligation; Valid Transfer and Assignment. The Transferor hereby represents and warrants to the Trustee that as of the Third Restatement Date, the Second Restatement Date, the Effective Date, each Closing Date and, with respect to Additional Accounts, the related Addition Date:

(i) This Agreement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of insured depository institutions, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(ii) This Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trustee of all right, title and interest of the Transferor in and to the Receivables existing at the close of business on the Cut Off Date, in the case of the Receivables arising in the initial Accounts, and on each Addition Date, in the case of the Receivables arising in the Additional Accounts relating to such Addition Date, and in each case thereafter created from time to time until the termination of the Trust, and all other Trust Assets, and all of such property will be held by the Trustee free and clear of any Lien except for (x) Liens permitted under subsection 2.05(b), (y) the interest of the Transferor as Holder of the Transferor Certificate and (z) the Transferor’s right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or the related Supplement, or (B) a grant of a security interest (as defined in the UCC as in effect in the applicable jurisdiction) in such property to the Trustee, which is enforceable with respect to the existing Receivables (other than Receivables in Additional Accounts), the proceeds thereof and Insurance Proceeds relating thereto upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created, the proceeds thereof and Insurance Proceeds relating thereto, upon such creation. If this Agreement constitutes the grant of a security interest to the Trustee in such property, upon the filing of the financing statements described in Section 2.01 and in the case of the Receivables hereafter created and proceeds thereof and Insurance Proceeds relating thereto, upon such creation, the Trustee shall have a first priority perfected security interest in such property (subject to Section 9-315(c) of the UCC as in effect in the applicable jurisdiction), except for Liens permitted under subsection 2.05(b). Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Principal Account, the Finance Charge Account, the Distribution Account or any Series Account, except for the Transferor’s rights to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Principal Account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the applicable jurisdiction.

(b) Eligibility of Receivables. The Transferor hereby represents and warrants to the Trustee as of the Initial Closing Date, the Third Restatement Date, the Second Restatement Date, the Effective Date, each Closing Date and, with respect to Additional Accounts, the related Addition Date, that:

(i) Each Receivable is an Eligible Receivable as of the Cut Off Date or the Addition Date, as applicable.

(ii) Each Receivable then existing has been conveyed to the Trustee free and clear of any Lien (other than Liens permitted under subsection 2.05(b)) and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor or the Credit Card Originator.

(iii) With respect to each Receivable then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Credit Card Originator or the Transferor in connection with the conveyance of such Receivable to the Trustee have been duly obtained, effected or given and are in full force and effect.

(iv) On each day on which any new Receivable is created, the Transferor shall be deemed to represent and warrant to the Trustee that (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been conveyed to the Trustee in compliance, in all material respects, with all Requirements of Law applicable to the Transferor or the Credit Card Originator, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor or the Credit Card Originator in connection with the conveyance of such Receivable to the Trustee have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.04(a) and subsection 2.06(c)(iv) are true and correct with respect to each Receivable created on such day as if made on such day.

(v) As of the Effective Date, Schedule 1 to this Agreement, and as of the applicable Addition Date and Removal Date with respect to Additional Accounts and Removed Accounts, as the case may be, the related computer file or microfiche list referred to in Section 2.06 or Section 2.07, as applicable, is an accurate and complete listing in all material respects of all the Accounts as of the end of the most recent Monthly Period, or with respect to Additional Accounts or Removed Accounts, as of the applicable Addition Date or Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the end of the most recent Monthly Period or such applicable Addition Date or Removal Date, as the case may be. As of the Cut Off Date, the aggregate amount of Receivables in all the Accounts was $339,210,850.97, of which $336,764,680.66 were Principal Receivables.

(vi) The Transferor is the legal and beneficial owner of all right, title and interest in and to each Receivable and the Transferor has full right, power and authority to transfer such Receivables to the Trust.

(c) Notice of Breach. The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Transferor or the Servicer, or if a Responsible Officer of the Trustee shall have actual knowledge, of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering or having knowledge of such breach shall give prompt written notice to the other parties mentioned above. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. The Trustee shall not be charged with knowledge of any breach of representation and warranty unless a Responsible Officer of the Trustee has received written notice or obtained actual knowledge thereof. For the avoidance of doubt, the receipt by the Trustee of the Asset Representation Reviewer’s final report setting out the findings of its Asset Representations Review shall not constitute actual knowledge of a breach of any representation or warranty.

(d) Transfer of Ineligible Receivables.

(i) Automatic Removal. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.04(b)(ii) or in subsection 2.04(f), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trustee’s rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trustee free and clear of any Lien; (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by the Transferor or the Credit Card Originator; or (C) the unsecured short-term debt rating of the Credit Card Originator is not at least P-1 by Moody’s and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor of written notice of such breach or event given by the Trustee or any Investor Certificateholder, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii).

(ii) Removal After Cure Period. In the event of a breach of any of the representations and warranties set forth in subsection 2.04(b) other than a breach or event as set forth in clause (d)(i) above, and as a result of such breach the related Account becomes a Defaulted Account or the Trust’s rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 30 days from the earlier to occur of the discovery of any such event by either the Transferor or the Servicer, or receipt by the Transferor of written notice of any such event given by the Trustee or any Investor Certificateholder, each such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

(iii) Procedures for Removal. When the provisions of subsection 2.04(d)(i) or (ii) above require removal of a Receivable, the Transferor shall give written notice of such removal to each Rating Agency and shall accept reassignment of such Receivable (an “Ineligible Receivable”) by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust and to decrease the Transferor Interest by such amount. On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below the Minimum Transferor Interest, or would cause the aggregate Principal Receivables in the Trust to be less than the Minimum Aggregate Principal Receivables, or would otherwise not be permitted by law, the Transferor, using funds received from the RPA Seller under Section 6.01 of the Receivables Purchase Agreement, shall: (i) concurrently make a deposit in the Excess Funding Account in immediately available funds prior to the Transfer Date related to such Monthly Period in which such event occurred in an amount equal to the greater of: (x) the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest or (y) the amount by which the aggregate Principal Receivables in the Trust would be less than the Minimum Aggregate Principal Receivables; or (ii) transfer additional Receivables (or additional Accounts that contain such Receivables) such that after giving effect to such transfer, the Transferor Interest shall then be equal to the Minimum Transferor Interest and the aggregate Principal Receivables in the Trust shall then be equal to the Minimum Aggregate Principal Receivables. The portion of such deposit allocated to the Investor Certificates of each Series shall be distributed to the Investor Certificateholders of each Series in the manner specified in Article IV, if applicable, on the Distribution Date immediately following such Transfer Date. Upon the reassignment to the Transferor of an Ineligible Receivable, the Trustee shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trustee in and to such Ineligible Receivable, all monies due or to become due with respect to such Ineligible Receivable (including all Finance Charge Receivables) and all proceeds of such Ineligible Receivable and Insurance Proceeds relating to such Ineligible Receivable and Interchange (if any) allocated to such Ineligible Receivable pursuant to any Supplement. Such reassigned Ineligible Receivable shall be treated by the Trustee as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Transferor to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(d)(iii). The obligation of the Transferor set forth in this subsection 2.04(d)(iii), or the automatic removal of such Receivable from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

(iv) Proceeds Held by Servicer. If, pursuant to Section 4.03 of this Agreement, the Servicer qualifies to make monthly deposits into the Collection Account on each Transfer Date, then for the purposes of subsections 2.04(d)(i) and (ii) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer (if the Servicer is WFB or the Transferor) for more than the applicable period under Section 9-315(c) of the UCC as in effect in the applicable jurisdiction.

(e) Reassignment of Trust Portfolio. In the event of a breach of any of the representations and warranties set forth in subsection 2.04(a) or subsection 2.06(c)(iv), either the Trustee (to the extent a Responsible Officer of the Trustee has actual knowledge of a breach) or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Transferor (and to, the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of an amount of Principal Receivables (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to accept reassignment of such Principal Receivables on a Distribution Date specified by the Transferor (such Distribution Date, the “Reassignment Date”) occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsection 2.04(a) and subsection 2.06(c)(iv) shall then be true and correct in all material respects. The Transferor shall give written notice to each Rating Agency of any reassignment pursuant to this subsection 2.04(e) and, using funds received from RPA Seller under Section 6.02 of the Receivables Purchase Agreement, shall deposit on the Transfer Date in immediately available funds preceding the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor

Certificateholders pursuant to Article XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the Investor Interest of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable Certificate Rate through such last day, less the amount, if any, previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus (iii) all amounts owing to any Credit Enhancement Provider for such Series (the “Portfolio Reassignment Price”). Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables and all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), and all proceeds of the Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocated to the Receivables pursuant to any Supplement shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables) and all proceeds of the Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocated to the Receivables pursuant to any Supplement. If the Trustee or the Investor Certificateholders give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.04(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.04(a) or subsection 2.06(c)(iv) available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

(f) Perfection Representations and Warranties. The Transferor hereby makes the Perfection Representations and Warranties to the Trust. The rights and remedies with respect to any breach of the Perfection Representations and Warranties made under this Section 2.04(f) shall be continuing and shall survive any termination of this Agreement. Neither the Trust nor the Trustee shall waive a breach of any Perfection Representation and Warranty. In order to evidence the interests of the Transferor and the Trust under this Agreement, the Transferor and the Servicer shall, from time to time take such action, and execute and deliver such instruments (including, without limitation, such financing statements under the UCC as enacted and then in effect in any other jurisdiction in which the Transferor is organized, has its principal place of business or maintains any books, records, files, or other information concerning the Receivables) in order to maintain and perfect, as a first priority interest, the security interest in the Receivables. The Transferor hereby authorizes each of the Servicer and the Trustee to file financing statements under the UCC without the Transferor’s signature where allowed by applicable law

Section 2.05 Covenants of the Transferor. The Transferor hereby covenants that:

(a) Receivables to be Accounts. The Transferor will take no action to cause any Receivable to be evidenced by any instrument or chattel paper (as defined in the UCC as in effect in the applicable jurisdiction). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. The Transferor will take no action to cause any Receivable to be anything other than an “account” (as defined in the UCC as in effect in the applicable jurisdiction).

(b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Transferor shall defend the right, title and interest of the Trustee in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties; provided, however, that nothing in this subsection 2.05(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(c) Credit Card Agreements and Account Guidelines. The Transferor shall enforce the covenant in the Receivables Purchase Agreement requiring the RPA Seller to comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA U.S.A., Inc. and MasterCard International Inc. (to the extent applicable) except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trustee or the Certificateholders hereunder or under the Certificates or other Transaction Documents. The Transferor may permit the Credit Card Originator to change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and the Periodic Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur, and (ii) is made applicable to the comparable segment of the revolving credit card accounts owned and serviced by the Credit Card Originator which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Credit Card Originator and an unrelated third party or by the terms of the Credit Card Agreements; provided, however, that for purposes of WFB’s debt deferral and debt cancellation programs, the requirement of Section 2.05(c)(ii) shall be deemed satisfied if the opportunity to initiate the change is made available to a substantial portion of the comparable segment of the revolving credit card accounts owned and serviced by WFB which have characteristics the same as, or substantially similar to, the Accounts to which such opportunity is made available.

(d) Account Allocations.

(i) In the event that the Transferor is unable for any reason to transfer Receivables to the Trustee in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or an order by any federal governmental agency having regulatory authority over the Transferor or the RPA Seller or any court of competent jurisdiction that the Transferor or the RPA Seller not transfer any additional Principal Receivables to the Trustee) then, in any such event, (A) the Transferor agrees to allocate and pay to the Trustee, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor’s inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date); (B) the Transferor agrees to have such amounts applied as Collections in accordance with Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Trustee), that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all amounts that would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Trustee shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If the Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, the Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trustee notwithstanding any cessation of the transfer of additional Principal Receivables to the Trustee and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

(ii) In the event that, pursuant to subsection 2.04(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Receivable, then, in any such event, the Transferor agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to the Receivables of such Obligor retained in the Trust, then the Transferor agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

(e) Delivery of Collections. The Transferor agrees to pay to the Servicer all payments received by the Transferor in respect of the Receivables as soon as practicable but in no event later than two Business Days, after receipt thereof by the Transferor.

(f) Conveyance of Accounts. The Transferor covenants and agrees that it will not convey, assign, exchange or otherwise transfer any interest in the Receivables or the Accounts to any Person prior to the termination of this Agreement pursuant to Article XII; provided, however, that the Transferor shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring any interest in the Receivables or the Accounts in connection with a transaction complying with the provisions of Section 7.02.

(g) Member in Good Standing of MasterCard and VISA Systems. The Transferor shall use its best efforts to cause the Credit Card Originator to remain, either directly or indirectly, a member in good standing of the MasterCard system (to the extent applicable), the VISA system and any other similar entity’s or organization’s system relating to any other type of revolving credit card accounts included in the Accounts.

(h) Receivables Purchase Agreement. The Transferor, in its capacity as purchaser of Receivables from the RPA Seller under the Receivables Purchase Agreement, shall enforce the covenants and agreements of the RPA Seller as set forth in the Receivables Purchase Agreement, including its agreement to designate Additional Accounts as and when required in order for the Transferor to fulfill its undertakings in Section 2.06. The Transferor shall not amend, waive or otherwise modify the Receivables Purchase Agreement except in accordance with its terms.

(i) Official Records. The resolutions of the Board of Directors of the Transferor’s Managing Member approving each of the Transaction Documents and all documents relating thereto are and shall be continuously reflected in the minutes of the Board of Directors of the Transferor’s Managing Member and in the official records of the Transferor. Each of the Transaction Documents and all documents relating thereto are and shall, continuously from the time of their respective execution by the Transferor, be official records of the Transferor.

(j) Transferor Interest. Except as otherwise permitted herein, including in Sections 6.03 and 7.02, the Transferor agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor Interest (or any interest therein) and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

(k) Periodic Finance Charges and Other Fees. The Transferor hereby agrees that, except as otherwise required by any Requirement of Law, it shall not at any time reduce the Periodic Finance Charges assessed on any Receivable or other fees or charges on any Account if, as a result of such reduction, the Transferor’s reasonable expectation is that the Quarterly Excess Spread Percentage as of any future date would be less than 2.50% unless such reduction is made applicable to the comparable segment of the consumer revolving credit accounts owned and serviced by the Servicer that have characteristics the same as, or substantially similar to, the Accounts that are subject to such change.

(l) Covenants Regarding Operations. The Transferor shall:

(i) Not incur, assume or guarantee any indebtedness other than the Transferor’s obligations with respect to or contemplated by the Transaction Documents; provided, however, the Transferor may, in the ordinary course of business, incur unsecured trade debt with trade creditors in amounts that are normal and reasonable under the circumstances.

(ii) Not engage in any business or activity other than as permitted in its articles of organization.

(iii) Not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity.

(iv) Not dissolve or liquidate, in whole or in part.

(v) Not commingle its funds or assets with those of any other individual or entity.

(vi) Not hold itself out as being liable for the debts of any other party and not pay from its assets any obligations or indebtedness of any other individual or entity.

(vii) Pay from its assets all obligations and indebtedness of any kind incurred by the Transferor.

(viii) Not form, or cause to be formed, any subsidiaries.

(ix) Not file any voluntary petition or consent to the filing of any petition in or institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law on behalf of itself without the prior unanimous written consent of all of its Members (as defined in its Operating Agreement), including the Independent Member (as defined in its Operating Agreement).

(x) Not permit its Managing Member (as defined in its Operating Agreement) to withdraw.

(xi) At all times have at least one Managing Member which shall have each of the characteristics of the Independent Member as set forth on Appendix A to its Operating Agreement.

(xii) Act solely in its name and through its duly authorized agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned and must correct any known misunderstanding of its identity.

(xiii) Transact business with any Affiliate, if at all, on an arm’s length basis and pursuant to enforceable agreements. To the extent that the Transferor and any of its members or affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses. For purposes of this covenant and the definition of the term “Affiliate”, the term “control” means the possession, directly or indirectly, of the power to direct or the cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(xiv) Maintain separate records, books of account and financial statements and shall not commingle its records, books of account and financial statements with the records, books of account and financial statements of any entity. The Transferor shall use separate stationery, invoices and checks.

(xv) Make no asset distributions, including, without limitation, any distribution of dividends, except to the extent of cash on hand in excess of that needed to cover the expected cash needs of the Transferor.

(xvi) Observe all organizational formalities in its relations with its members.

(xvii) Notwithstanding any other provisions of this Agreement, not terminate, dissolve or liquidate while owing any amount under the Transaction Documents or while any Certificates remain outstanding despite the occurrence of any event which might terminate the continued membership of a Member in the Transferor, including the following:

(A) a Member:

(1) makes an assignment for the benefit of creditors;

(2) files a voluntary petition in bankruptcy;

(3) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding;

(4) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(5) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature;

(6) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the member or of all or any substantial part of its properties; or

(B) The commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation.

(xviii) Maintain adequate capital in light of its contemplated business operations.

(xix) Not acquire obligations or securities of its partners, Members or Shareholders.

(xx) Maintain a sufficient number of employees in light of its contemplated business operations.

Section 2.06 Addition of Accounts.

(a) If, (A) during any period of twenty consecutive days, the Transferor Interest averaged over that period is less than the Minimum Transferor Interest for that period the Transferor shall designate additional eligible MasterCard or VISA accounts from the Bank Portfolio (together with all other Accounts transferred to the Trust pursuant to this Section 2.06, “Additional Accounts”) to be included as Accounts in a sufficient amount such that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such 20-day period, computed by assuming that the amount of the

Principal Receivables of such Additional Accounts shall be deemed to be outstanding in the Trust during each day of such 20-day period, is at least equal to the Minimum Transferor Interest, or (B) on any Record Date the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables (as adjusted for any Series having a Companion Series as described in the Supplement for such Series), the Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the aggregate amount of Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Such Accounts shall be limited to Accounts originated by the Credit Card Originator and created in connection with the Cabela’s card program unless the Transferor shall have received written confirmation from each Rating Agency that such designation will not result in a downgrade or withdrawal of its then existing rating of any outstanding Series of Investor Certificates. Receivables from such Additional Accounts shall be transferred to the Trustee on or before the tenth Business Day following such 20-day period or Record Date, as the case may be.

(b) In addition to its obligation under subsection 2.06(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts of the Transferor to be included as Accounts as of the applicable Addition Date. Such Accounts shall be limited to Accounts originated by the Credit Card Originator and created in connection with the Cabela’s card program unless the Transferor shall have received written confirmation from each Rating Agency that such designation will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of Investor Certificates.

(c) The Transferor agrees that any such transfer of Receivables from Additional Accounts under subsection 2.06(a) or (b) shall satisfy the following conditions (to the extent provided below):

(i) on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) (the “Notice Date”), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

(ii) on or before the Addition Date, the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement)) in substantially the form of Exhibit B (the “Assignment”) and the Transferor shall have indicated in its computer files (and have caused WFB and the Servicer to indicate in their computer files) that the Receivables created in connection with the Additional Accounts have been transferred to the Trustee and, on or prior to the Addition Date, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts and identifying each Account by account number and the aggregate amount of the Receivables in such Additional Accounts, as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

(iii) the Transferor shall represent and warrant that (x) with respect to Additional Accounts, each Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders or any Credit Enhancement Provider were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Transferor is not insolvent;

(iv) the Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trustee of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created in the Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge

Receivables), all amounts received with respect thereto, all Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing and all of such property will be held by the Trust free and clear of any Lien except for (i) Liens permitted under subsection 2.05(b), (ii) the interest of the Transferor as Holder of the Transferor Certificate and (iii) the Transferor’s right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement and any related Supplement or (y) a grant of a security interest (as defined in the UCC as in effect in the applicable jurisdiction), in such property to the Trustee, which is enforceable with respect to then existing Receivables of the Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, all Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing upon the conveyance of such Receivables to the Trustee, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on such Addition Date, all Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trustee in such property, upon the filing of the financing statements as described in Section 2.01 with respect to such Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, all Insurance Proceeds relating to such Receivables and all proceeds of any of the foregoing, upon such creation, the Trustee shall have a first priority perfected security interest in such property (subject to Section 9-315(c) of the UCC as in effect in the applicable jurisdiction), except for Liens permitted under subsection 2.05(b);

(v) the Transferor shall deliver an Officer’s Certificate substantially in the form of Schedule 2 to Exhibit B to the Trustee confirming the items set forth in paragraphs (ii), (iii) and (iv) above;

(vi) the Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to the Trustee (with a copy to Moody’s and Standard & Poor’s) substantially in the form of Exhibit E;

(vii) with respect to accounts in excess of the Maximum Addition Amount, the Transferor shall have received notice from Standard & Poor’s and Moody’s that the inclusion of such accounts as Additional Accounts pursuant to subsection 2.06(b) will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding; and

(viii) if any such transfer of Receivables shall include business cards (as “business card” is customarily defined in the credit card industry), the Transferor shall (x) provide each Rating Agency 30 days’ prior notice of the inclusion of any such business cards, (y) obtain the written consent of each Credit Enhancement Provider, and (z) the Transferor shall have received written confirmation from each Rating Agency that such designation will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of Investor Certificates.

Section 2.07 Removal of Accounts.

(a) Subject to the conditions set forth in this Section 2.07, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal (“Removed Accounts”) from the Trust; provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. Prior to any removal pursuant to this subsection 2.07(a), (i) except with respect to removals described in subsection 2.07(b)(iii)(b), the Transferor shall have obtained the written consent of each Credit Enhancement Provider and (ii) on or before the fifth Business Day (the “Removal Notice Date”) prior to the date on which the designated Removed Accounts will be reassigned by the Trustee to the Transferor (the “Removal Date”), the Transferor shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

(b) The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

(i) the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, (a) cause a Pay Out Event to occur; provided, however, that for the purposes of this subsection 2.07(b)(i), the Receivables of each Removed Account shall be considered to have been removed as of the Removal Date, (b) cause the Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than the Minimum Transferor Interest on such Removal Date, (c) cause the aggregate amount of Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or (d) result in the failure to make any payment specified in the related Supplement with respect to any Series;

(ii) on or prior to the Removal Date, the Transferor shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit G (the “Reassignment”) and, within five Business Days thereafter, the Transferor shall have delivered to the Trustee and each Credit Enhancement Provider a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

(iii) the Transferor shall represent and warrant that either (a) no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust; or (b) Accounts were identified for removal because of a third-party cancellation, or expiration without renewal, of an affinity, private-label, agent bank or similar arrangement;

(iv) as of the Removal Notice Date, either (a) the Receivables are not more than 15% delinquent by estimated principal amount and the weighted averaged delinquency of such Receivables is not more than 60 days, or (b) the Receivables are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 90 days;

(v) on or before the tenth Business Day prior to the Removal Date, each Rating Agency and each Credit Enhancement Provider shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor shall have received notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of the Investor Certificates;

(vi) on any Removal Notice Date, the amount of the Principal Receivables of the Removed Accounts to be reassigned to the Transferor on the related Removal Date shall not equal or exceed 5% of the aggregate amount of the Principal Receivables on such Removal Date;

(vii) for each Removal Date, the aggregate amount of Principal Receivables in the Removed Accounts shall not, as of the Removal Notice Date exceed an amount equal to the excess, if any, of the Transferor Interest over the Minimum Transferor Interest, and, except as described in subsection 2.07(b)(iii)(b), the Accounts to be removed shall be selected at random by the Transferor; and

(viii) the Transferor shall have delivered to the Trustee an Officer’s Certificate confirming the items set forth in clauses (i) through (vii) above. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

(c) The Transferor may, but shall not be obligated to, designate at any time Zero Balance Accounts, any future receivables of which will no longer be part of the

Trust, and to remove the designation “S” from the Pool Index File for such Accounts; provided, that prior to such designation and removal, the Transferor shall have delivered to Moody’s and Standard & Poor’s an Officer’s Certificate to the effect that to the best knowledge of the Transferor, such designation and removal shall not cause a Pay Out Event to occur.

Section 2.08 Discount Option. The Transferor may at any time, upon at least 30 days’ prior written notice to the Servicer, the Trustee, each Credit Enhancement Provider and each Rating Agency, designate a percentage, which may be a fixed percentage or a variable percentage based on a formula (the “Discounted Percentage”), of the amount of Principal Receivables arising in all of the Accounts to be treated on and after such designation, or for the period specified, as Discount Option Receivables; provided, however, that no such designation shall become effective on the date specified in the written notice unless the following conditions have been satisfied:

(a) the designation of Discount Option Receivables shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur or cause an event which with notice or the lapse of time or both would constitute a Pay Out Event;

(b) on or before the date specified in the written notice, the Transferor shall have received written confirmation from each Rating Agency that such designation will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of Investor Certificates;

(c) the Transferor shall have delivered to the Trustee an Officer’s Certificate confirming the items set forth in clauses (i) and (ii) above. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

On and after the date of satisfaction of the above conditions, in processing Collections of Principal Receivables of the Accounts, the Servicer shall deem the product of the Discounted Percentage and Collections of such Principal Receivables as “Discount Option Receivable Collections” and shall treat such Discount Option Receivable Collections for all purposes hereunder as Collections of Finance Charge Receivables.

Section 2.09 Dispute Resolution.

(a) If any Receivable is subject to repurchase pursuant to subsection 2.04(d) or Section 2.04(e) of this Agreement, which repurchase is not resolved in accordance with the terms of this Agreement within 180 days after notice is delivered to the Transferor as specified in either such subsection, the party providing such notice (the “Requesting Party”) will have the right to refer the matter, at its discretion, to either third-party mediation (including nonbinding arbitration) or binding arbitration pursuant to this Section 2.09 and the Transferor is hereby deemed to consent to the selected resolution method. At the end of the 180-day period described above, the Representing Party (as defined below) may provide notice informing the Requesting Party of the status of its request or, in the absence of any such notice, the Requesting Party may presume that its request remains unresolved. The Requesting Party must provide written notice of its intention to refer the matter to mediation or arbitration to the Transferor (in such capacity the “Representing Party”) within 30 calendar days following such 180th day. The Transferor agrees to participate in the resolution method selected by the Requesting Party.

(b) If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i) The mediation will be administered by the American Arbitration Association (the “AAA”) pursuant to its Commercial Arbitration Rules and Mediation Procedures in effect at the time the mediation is initiated (the “Rules”); provided, that if any of the Rules are inconsistent with the procedures for the mediation or arbitration stated in this Agreement or the Series 2004-1 Supplement, the procedures in such applicable document will control.

(ii) The mediator must be a Qualified Dispute Resolution Professional. Upon being supplied a list by the AAA of at least 10 potential mediators that are each Qualified Dispute Resolution Professionals, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference. The AAA will select the mediator from the remaining potential mediators on the list respecting the preference choices of the parties to the extent possible.

(iii) Each of the Requesting Party and the Representing Party will use commercially reasonable efforts to begin the mediation within [●] Business Days of the selection of the mediator and to conclude the mediation within [●] days of the start of the mediation.

(iv) The fees and expenses of the mediation will be allocated as mutually agreed by the Requesting Party and the Representing Party as part of the mediation, or if no agreement is reached, at the sole discretion of the meditator.

(v) A failure by the Requesting Party and the Representing Party to resolve a disputed matter through mediation shall not preclude either party from seeking a resolution of such matter through the initiation of a judicial proceeding in a court of competent jurisdiction, subject to subsection 2.09(d) below.

(c) If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i) The arbitration will be held in accordance with the United States Arbitration Act, notwithstanding any choice of law provision in this Agreement, and under the auspices of the AAA and in accordance with the Rules.

(ii) If the repurchase request specified in subsection 2.09(a) involves the repurchase of an aggregate amount of Receivables of less than $[●], a single arbitrator will be used. That arbitrator must be a Qualified Dispute Resolution Professional. Upon being supplied a list of at least 10 potential arbitrators that are each Qualified Disputes Resolutions Professionals by the AAA, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within [●] days and to rank the remaining potential arbitrators in order of preference. The AAA will select the arbitrator from the remaining potential arbitrators on the list respecting the preference choices of the parties to the extent possible.

(iii) If the repurchase request specified in subsection 2.09(a) involves the repurchase of an aggregate amount of Receivables equal to or in excess of $[●], a three-arbitrator panel will be used. The arbitral panel will consist of three Qualified Dispute Resolution Professionals, (A) one to be appointed by the Requesting Party within five Business Days of providing notice to the Representing Party of its selection of arbitration, (B) one to be appointed by the Representing Party within five Business Days of the Requesting Party’s appointment of an arbitrator and (C) the third, who will preside over the arbitral panel, to be chosen by the two party-appointed arbitrators within five Business Days of the Representing Party’s appointment. If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the relevant time periods, then the appointments will be made by the AAA pursuant to the Rules.

(iv) Each arbitrator selected for any arbitration will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time the arbitration is initiated. Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule. Any arbitrator selected may be removed by the AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(v) The Requesting Party and the Representing Party each agree that it is their intention that after consulting with the parties, the arbitrator or arbitral panel, as applicable will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within [•] days after appointment of the arbitrator or arbitral panel, as applicable. The arbitrator or the arbitral panel, as applicable, will have the authority to schedule, hear and determine any and all motions, including dispositive and discovery motions, in accordance with New York law then in effect (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration. Notwithstanding any other discovery that may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be limited to the following discovery in the arbitration:

(A) Consistent with the expedited nature of the arbitration, the Requesting Party and the Representing Party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issue raised by any claim or counterclaim on which the producing party may rely in support of or in opposition to the claim or defense.

(B) At the request of a party, the arbitrator or arbitral panel, as applicable, shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator or arbitral panel deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of three per party and shall be held within 30 calendar days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitrator or arbitral panel, and for good cause shown. Each deposition shall be limited to a maximum of three hours’ duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information.

(C) Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator or arbitral panel, which determination shall be conclusive.

(D) All discovery shall be completed within 60 calendar days following the appointment of the arbitrator or the arbitral panel, as applicable; provided, that the arbitrator or the arbitral panel, as applicable will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator or the arbitral panel, as applicable, determines good cause is shown that such additional discovery is reasonable and necessary.

(vi) The Requesting Party and the Representing Party each agree that it is their intention that the arbitrator or the arbitral panel, as applicable, will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator or the arbitral panel, as applicable, will not have the power to award punitive damages or consequential damages in any arbitration conducted. The Requesting Party and the Representing Party each agree that it is their intention that in its final determination, the arbitrator or the arbitral panel, as applicable, will determine and award the costs of the arbitration (including the fees of the arbitrator or the arbitral panel, as applicable, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator or the arbitral panel, as applicable, in its reasonable discretion. For the avoidance of doubt, in no event will the Trustee (when acting as Requesting Party at the direction of Investor Certificateholders) be liable in its individual capacity for any such costs. The determination of the arbitrator or the arbitral panel, as applicable, must be consistent with the provisions of this Agreement, including Section 7.01 and Section 13.17, and will be in writing and counterpart copies will be promptly delivered to the parties. The determination of the arbitrator or the arbitral panel, as applicable, may be reconsidered once by the arbitrator or the arbitral panel, as applicable, upon the motion and at the expense of either party. Following that single reconsideration, the determination of the arbitrator or the arbitral panel, as applicable, will be final and non-appealable and may be entered in and may be enforced in, any court of competent jurisdiction.

(vii) By selecting binding arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(viii) No Person may bring a putative or certified class action to arbitration.

(d) The following provisions will apply to both mediations and arbitrations:

(i) Any mediation or arbitration will be held in New York, New York.

(ii) Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional or ancillary relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law.

(iii) The details and/or existence of any unfulfilled repurchase request specified in subsection 2.09(a) above, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in any arbitration will be admissible in that particular arbitration. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives as reasonably required in connection with the related resolution procedure), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information. Notwithstanding anything in this Section 2.09 to the contrary, any discovery taken in connection with any arbitration pursuant to subsection 2.09(c) above will be admissible in such arbitration.

ARTICLE III

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.01 Acceptance and Appointment and Other Matters Relating to the Servicer.

(a) The Servicer hereby agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Series by their acceptance of the related Certificates consent to the Servicer acting as Servicer.

(b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Trustee to make withdrawals and payments from the Finance Charge Account, the Principal Account, the Excess Funding Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. The Trustee agrees that it shall follow the instructions of the Servicer to withdraw funds from the Principal Account, the Finance Charge Account or any Series Account and to take any action required under any Credit Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer’s written request such documents prepared by the Transferor and acceptable to the Trustee as may be reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or the order of any federal governmental agency having regulatory authority over the Transferor or the Credit Card Originator or any court of competent jurisdiction that the Transferor or the Credit Card Originator not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor’s inability to transfer such Receivables (up to an aggregate amount equal to the aggregate amount of Principal Receivables in the Trust as of such date) in accordance with subsection 2.05(d); (B) the Servicer agrees to apply such amounts as Collections in accordance with Article IV, and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Trust that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Investor Percentage thereunder. If the Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

(d) In the event that pursuant to subsection 2.04(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Receivable, then, in any such event, the Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to Receivables of such Obligor retained in the Trust, then the Servicer agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

(e) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

(f) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be commercially reasonable from time to time.

Section 3.02 Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) with respect to each Monthly Period prior to the termination of the Trust pursuant to Section 12.01, payable monthly on the related Transfer Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Series Servicing Fee Percentages with respect to each outstanding Series (based upon the Series Servicing Fee Percentage for each Series and the Investor Interest (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the average amount of Principal Receivables during the prior Monthly Period. The share of the Servicing Fee allocable to Investor Certificates of a particular Series with respect to any Monthly Period will each be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Investor Certificates of a particular Series shall be paid by the Holder of the Transferor Certificate on the related Transfer Date and in no event shall the Trust, the Trustee or the Investor Certificateholders of any Series be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holders of the Transferor Certificates (the “Transferor Servicing Fee”).

The Servicer’s expenses include the amounts due to the Trustee pursuant to Section 11.05 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section 3.03 Representations, Warranties and Covenants of the Servicer. World’s Foremost Bank, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make (with appropriate modifications) the following representations, warranties and covenants on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates:

(a) Organization and Good Standing. The Servicer is a state banking corporation duly organized, validly existing and in good standing under the laws of the state of Nebraska and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in order to service the Receivables as required by this Agreement. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

(c) Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document to which it is a party have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement and each other Transaction Document will remain, from the time of its execution, an official record of the Servicer.

(d) Binding Obligation. This Agreement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors’ rights in general and the rights of creditors of insured depository institutions.

(e) No Violation. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and each other Transaction Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any other Transaction Document to which it is a party, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any other Transaction Document to which it is a party.

(g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Certificateholders or any Credit Enhancement Provider.

(h) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority in accordance with the Credit Card Guidelines.

(i) Protection of Certificateholders’ Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders or any Credit Enhancement Provider in any Receivable or Account, nor shall it, except in accordance with the Credit Card Guidelines, reschedule, revise or defer Collections due on the Receivables.

(j) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of a Receivable, the Servicer will take no action to cause any Receivable to be evidenced by any instrument or chattel paper (each, as defined in the UCC) and, if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided in this Section unless such instruments or chattel paper are delivered to the Trustee.

(k) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement and each Supplement and each other Transaction Document to which it is a party, the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and each other Transaction Document to which it is a party and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained and are in full force and effect; provided, however, that the Servicer makes no representation or warranty regarding state securities or “blue sky” laws in connection with the distribution of the Certificates.

For purposes of the representations and warranties set forth in this Section 3.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date or the date of appointment of a Successor Servicer, as applicable.

In the event any of the representations, warranties or covenants of the Servicer contained in paragraph (g), (h), (i) or (j) with respect to any Receivable or the related Account is breached, and as a result of such breach the Trust’s rights in, to or under any Receivable in the related Account or the proceeds of such Receivable are impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, then no later than the expiration of 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee at the written direction of Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest) from the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee and any Credit Enhancement Provider, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee and any Credit Enhancement Provider a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured.

If the initial Servicer is the Servicer, such reassignment or assignment shall be accomplished in the manner set forth in subsection 2.04(d) as if the reassigned or assigned Receivables were Ineligible Receivables. If the initial Servicer is not the Servicer, the Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Transfer Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables, which deposit shall be considered a Collection of Principal Receivables and shall be applied in accordance with the terms of each Supplement.

Upon each such reassignment or assignment to the Servicer, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders) or any Credit Enhancement Provider.

Section 3.04 Reports and Records for the Trustee.

(a) Daily Reports. On each Business Day, the Servicer, with prior notice, shall prepare and make available at the office of the Servicer for inspection by the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day. The Trustee shall not have any duty or obligation with respect to the daily reports described above.

(b) Monthly Servicer’s Certificate. Unless otherwise stated in the related Supplement with respect to any Series, on each Determination Date the Servicer shall deliver, as provided in Section 13.05, to the Trustee, the Paying Agent, any Credit Enhancement Provider and each Rating Agency, a certificate of a Servicing Officer in the form of Exhibit C (which includes the Schedule thereto specified as such in each Supplement) setting forth (i) the aggregate amount of Collections processed during the preceding Monthly Period, (ii) the aggregate amount of the applicable Investor Percentage of Collections of Principal Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iii) the aggregate amount of the applicable Investor Percentage of Collections of Finance Charge Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iv) the aggregate amount of Receivables processed as of the end of the last day of the preceding Monthly Period, (v) the balance on deposit in the Finance Charge Account, the Principal Account or any Series Account applicable to any Series then outstanding on such Determination Date with respect to Collections processed by the Servicer during the preceding Monthly Period, (vi) the aggregate amount, if any, of withdrawals, drawings or payments under any Credit Enhancement, if any, for each Series then outstanding required to be made with respect to the previous Monthly Period in the manner provided in the related Supplement, (vii) the sum of all amounts payable to the Investor Certificateholders of each Series (or for a Series of more than one Class, each such Class) on the succeeding Distribution Date in respect of Certificate Principal and Certificate Interest with respect to such preceding Monthly Period and (viii) such other matters as are set forth in Exhibit C.

Section 3.05 Annual Servicer’s Certificate.

(a) Annual Servicer Compliance Certificate Pursuant to Item 1123 of Regulation AB. On or before the 90th day following the end of each fiscal year of the Transferor, beginning with March 31, 2014, for so long as the Transferor is required to report under the Exchange Act and in order to comply with Item 1123 of Regulation AB, the Servicer shall deliver to the Trustee, the Transferor, any Credit Enhancement Provider and each Rating Agency, a compliance certificate substantially in the form of Exhibit D-2 (the “Servicer Compliance Certificate”). A copy of such Servicer Compliance Certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

(b) Report on Compliance with Servicing Criteria Pursuant to Item 1122 of Regulation AB. On or before the 90th day following the end of each fiscal year of the Transferor, beginning March 31, 2014, for so long as the Transferor is required to report under the Exchange Act and in order to comply with Item 1122 of Regulation AB, the Servicer shall deliver to the Trustee, the Transferor, any Credit Enhancement Provider and each Rating Agency, a report assessing its compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report, substantially in the form of Exhibit D-3 (the “Servicing Criteria Compliance

Report”), shall address the Servicing Criteria, as set forth on Schedule I attached to such Servicing Criteria Compliance Report, except for any of the Servicing Criteria that the Servicer has determined is inapplicable to the servicing activities it performed during the immediately preceding calendar year. A copy of such Servicing Criteria Compliance Report may be obtained by any Investor Certificateholder by a request in writing to the Indenture Trustee addressed at the Corporate Trust Office.

(c) Annual Servicer’s Certificate.

(i) Subject to clause (ii) of this subsection 3.05(c), on or before March 31 of each calendar year, the Servicer will deliver to the Trustee, any Credit Enhancement Provider and each Rating Agency an Officer’s Certificate substantially in the form of Exhibit D-1 stating that (a) a review of the activities of the Servicer during the 12-month period ending on December 31 of the prior calendar year, and of its performance under this Agreement was made under the supervision of the officer signing such certificate, (b) to the best of such officer’s knowledge based on such review, the Servicer has fully performed all of its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof, (c) during such period, for each outstanding Series, the Servicer prepared the monthly reports required by Section 3.04(b) of this Agreement and each other monthly report required by the applicable Series Supplement in accordance with the provisions of Section 3.04(b) of this Agreement and the applicable provisions of each such Series Supplement, (d) the amounts included in such reports agree with the computer records of the Servicer, and (e) the calculated amounts included in such reports are mathematically correct and made in accordance with the applicable definitions in this Agreement and the other applicable Transaction Documents. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

(ii) To the extent the Servicer is not obligated to deliver the Servicer Compliance Certificate and the Servicing Criteria Compliance Report specified in subsections 3.05(a) and (b), respectively, the Servicer may, at its option, elect to provide either the Servicer Compliance Certificate and the Servicing Criteria Compliance Report specified in subsections 3.05(a) and (b), respectively, or the Officer’s Certificate specified in this subsection 3.05(c), on or before March 31 of each calendar year, beginning March 31, 2014.

Section 3.06 Annual Independent Accountants’ Servicing Report.

(a) Attestation Report of Registered Public Accounting Firm Pursuant to Item 1123 of Regulation AB. On or before the 90th day following the end of each fiscal year of the Transferor, beginning on March 31, 2014, for so long as Transferor is required to report under the Exchange Act and in order to comply with Item 1123 of Regulation AB, the Servicer shall cause an independent registered public accounting firm (who may also render other services to Servicer or Transferor) to furnish a report (addressed to the Servicer) to the Servicer, that attests to, and reports on, the assessment of compliance with the Servicing Criteria made by the Servicer pursuant to Section 3.05(b) of this Agreement, and the Servicer shall deliver such attestation report to the Trustee, the Transferor, any Credit Enhancement Provider, and each Rating Agency. Such attestation report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board and in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. The attestation report required by this subsection 3.06(a) may be replaced at the option of the Servicer by any similar attestation report which is now or in the future in use by servicers of comparable assets or which otherwise complies with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission. Unless otherwise provided with respect to any Series in the related Series Supplement, a copy of the attestation report may be obtained by any Investor Certificateholder by a request in writing to Trustee addressed to the Corporate Trust Office.

(b) Annual Independent Accountants’ Servicing Report.

(i) Subject to clause (iii) of this subsection 3.06(b), on or before March 31 of each calendar year, commencing with March 31, 2014, the Servicer shall provide to the Trustee, any Credit Enhancement Provider, and each Rating Agency a copy of the report required by 12 C.F.R. §363.3(b) (or any comparable successor regulation) from a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to the effect that, in accordance with attestation standards established by the American Institute of Certified Public Accountants, such firm has either audited internal controls over financial reporting as of December 31 of such calendar year, or examined Servicer’s assertion that it maintained effective internal accounting controls during the preceding calendar year, and that such firm is of the opinion that either the Servicer has maintained effective internal control over financial reporting as of December 31 of the calendar year, or the Servicer’s assertion is fairly stated in all material respects, based on the criteria established in “Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Unless otherwise provided with respect to any Series in the related Series Supplement, a copy of such report may be obtained by any Investor Certificateholder by a request in writing to Trustee addressed to the Corporate Trust Office.

(ii) Subject to clause (iii) of this subsection 3.06(b), on or before March 31 of each calendar year, beginning with March 31, 2014, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report (or reports) to the Servicer, prepared using attestation standards established by the American Institute of Certified Public Accountants, to the effect that they have performed agreed upon procedures pursuant to subsections 3.05(c)(i)(c), (d) and (e) above for each outstanding Series, and have identified in such report any exceptions exceeding the amount agreed to within the engagement letter between the independent certified public accounting firm and the Servicer, and the Servicer shall provide copies of the report for each Series to the Trustee, provided that the Trustee has signed the appropriate supplement to the engagement letter between the certified public accounting firm and the Servicer. A copy of such report may be obtained from the Servicer by any Certificateholder or Credit Enhancement Provider (provided that such person has signed the appropriate supplement to the engagement letter between the certified public accounting firm and the Servicer) by a request in writing to the Trustee addressed to the Corporate Trust Office, who shall forward such request to the Servicer. For the avoidance of doubt, the Trustee is not responsible for determining the scope of the report to be delivered pursuant to this subsection 3.06(b)(ii) or the terms of the engagement letter between the certified public accounting firm and the Servicer, and the Trustee will sign the supplement to the engagement letter only if directed to do so by the Servicer.

(iii) To the extent the Servicer is not obligated to deliver the attestation report specified in subsection 3.06(a), the Servicer may, at its option, elect to provide either the attestation report specified in subsection 3.06(a) on or before the 90th day following the end of each fiscal year of the Transferor, beginning March 31, 2014, or the accountant reports specified in subsections 3.06(b)(i) and (ii), on or before March 31 of each calendar year, beginning March 31, 2014.

Section 3.07 Tax Treatment. Except as otherwise specified in a Supplement with respect to a particular Series, the Transferor has entered into this Agreement, and the Certificates will be issued, with the intention that (i) the Investor Certificates will qualify under applicable federal, state and local income and franchise tax law as indebtedness secured by the Receivables, and (ii) the Trust shall not be treated as an association taxable as a corporation or publicly traded partnership treated as a corporation for purposes of federal income tax law. The Transferor, the Servicer, the Holder of the Transferor Certificate, each Investor Certificateholder, and each Certificate Owner agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as such indebtedness for purposes of federal, state and local income and franchise taxes, and the Transferor and each Holder of the Transferor Certificate agree to take no action with respect to the Trust or any interest therein which would cause the Trust to be treated as an association taxable as a corporation or publicly traded partnership treated as a corporation for purposes of federal income tax law. Each Investor Certificateholder and the Holder of the Transferor Certificate, by acceptance of its Certificate, and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this Section 3.07. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07. Subject to Section 11.11, the Trustee shall treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust. The provisions of this Agreement shall be construed in light of the foregoing intended tax treatment.

Section 3.08 Notices to the Transferor. In the event that the Transferor is not acting as Servicer, any Successor Servicer appointed pursuant to Section 10.02 shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06.

Section 3.09 Reports to the Commission.

(a) The Servicer shall, on behalf of the Trust, and at the expense of the Transferor, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act and the rules and regulations of the Commission thereunder. The Transferor shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

(b) With respect to any Monthly Period in which the Servicer or the Transferor receives a request from any Certificate Owner to communicate with another Certificate Owner, the Servicer or the Transferor, as applicable, shall include the following information in the related distribution report on Form 10-D:

(i) the name of the Certificate Owner making such request;

(ii) the date the Servicer or the Transferor, as applicable, received such request;

(iii) a statement to the effect that the Transferor or Servicer, as applicable, has received a request from such Certificate Owner stating that it is interested in communicating with other such Certificate Owners with regard to the possible exercise of rights under this Agreement and the other transaction documents; and

(iv) a description of the method other such Certificate Owners may use to contact the requesting Certificate Owner;

provided, however, that prior to disclosing the information listed above on Form 10-D, the Servicer or the Transferor, as applicable, shall be entitled to verify the identity of such requesting Certificate Owner by requiring it to provide written certification that it is such a Certificate Owner and one other form of documentation, such as a trade confirmation, an account statement, a letter from such Certificate Owner’s broker or dealer, or another similar document. The expenses related to investor communication requests will be paid by the Servicer from its own funds.

ARTICLE IV

RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION

AND APPLICATION OF COLLECTIONS

Section 4.01 Rights of Certificateholders. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Credit Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts, the Collection Account (subject to Section 9-315(c) of the UCC as in effect in the applicable jurisdiction) and any other Series Account (if so specified in the related Supplement) or to be paid to the Investor Certificateholders of such Series; provided, however, that the aggregate interest represented by such Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Investor Interest for such Series at such time. The Transferor Certificate shall represent the remaining undivided interest in the Trust not allocated to the Investor Certificates and the other interests issued by the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Transferor Certificate; provided, however, that the aggregate interest represented by such Transferor Certificate at any time in the Principal Receivables shall not exceed the Transferor Interest at such time and such Certificate shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Credit Enhancement issued with respect to any Series.

Section 4.02 Establishment of Accounts.

(a) The Collection Account. The Servicer, for the benefit of the Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement), shall establish and maintain in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the “Collection Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement), and shall cause such Collection Account to be established and maintained, with an office or branch located in the states of Nebraska, Minnesota or New York of (i) World’s Foremost Bank if World’s Foremost Bank is the Servicer (to the extent World’s Foremost Bank is a Qualified Institution), or (ii) a Qualified Institution; provided, however, that if World’s Foremost Bank is the Servicer, upon a Servicer Default, the Collection Account shall not be permitted to be maintained with World’s Foremost Bank. Pursuant to authority granted to it pursuant to subsection 3.01(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

(b) The Finance Charge and Principal Accounts. The Trustee, for the benefit of the Investor Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement), shall establish and maintain in the State of Minnesota with the Trustee, or cause to be established and maintained in the State of Minnesota or New York with a Qualified Institution other than WFB, in the name of the Trust two segregated trust accounts (the “Finance Charge Account” and the “Principal Account,” respectively), bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account and the Principal Account and in all proceeds thereof. The Finance Charge Account and the Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement). If, at any time, the institution holding the Principal Account or the Finance Charge Account ceases to be a Qualified Institution, the Trustee shall notify the Rating Agency and within 10 Business Days establish a new Principal Account or Finance Charge Account, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Principal Account or Finance Charge Account, as the case may be. From the date such new Principal Account or Finance Charge Account, as the case may be, is established, it shall be the “Principal Account” or “Finance Charge Account.” Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Finance Charge Account and Principal Account for the purpose of carrying out the Servicer’s duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Principal Account and the Finance Charge Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement).

(c) The Distribution Account. The Trustee, for the benefit of the Investor Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement), shall cause to be established and maintained in the name of the Trust, with an office or branch of a Qualified Institution (other than the Transferor), a segregated trust account (the “Distribution Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement).

(d) Series Accounts. If so provided in the related Supplement, the Trustee, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement). Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders of such Series and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement). Each such Series Account will be a trust account, if so provided in the related Supplement and will have the other features and be applied as set forth in the related Supplement.

(e) Administration of the Finance Charge and Principal Accounts. Funds on deposit in the Principal Account and the Finance Charge Account, subject to receipt by the Trustee of written investment directions, shall at all times be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds were processed for collection, or if so specified in the related Supplement, immediately preceding a Distribution Date and shall remain uninvested to the extent required for distribution on such Distribution Date. The Trustee shall maintain for the benefit of the Investor Certificateholders and each Credit Enhancement Provider (as each’s interests may appear herein or in a related Supplement) possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity; provided, that no such investment shall be disposed of prior to its maturity date. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Account and the Finance Charge Account shall be deposited by the Trustee in a separate deposit account with a Qualified Institution in the name of the Servicer, or a Person designated in writing by the Servicer, which shall not constitute a part of the Trust, or shall otherwise be turned over by the Trustee to the Servicer not less frequently than monthly. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Principal Account and the Finance Charge Account. For purposes of determining the availability of funds or the balances in the Finance Charge Account and the Principal Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

(f) Excess Funding Account. The Trustee, for the benefit of the Holders, shall establish and maintain or cause to be established and maintained in the name of the Trustee on behalf of the Trust, with a Qualified Institution, a segregated trust account (the “Excess Funding Account”). The Excess Funding Account will bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders, and the Trustee shall have sole dominion and control over and possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof.

Pursuant to the authority granted to the Servicer in Section 3.01(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Excess Funding Account and to instruct the Trustee to make withdrawals and payments from the Excess Funding Account for the purposes of carrying out the Servicer’s or the Trustee’s duties hereunder.

At the written direction of the Servicer, funds on deposit in the Excess Funding Account to be invested shall be invested by the Trustee in Permitted Investments, selected by the Servicer, that will mature so that funds will be available at the close of business on the next Business Day. All such Permitted Investments shall be held by the Trustee for the benefit of the Holders. The Trustee shall maintain for the benefit of the Holders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments.

On each Business Day, the Servicer shall determine the amount by which the Transferor Interest exceeds the Minimum Transferor Interest on such date and shall instruct the Trustee to withdraw any such excess from the Excess Funding Account on such day and pay such amount to the Holder of the Transferor Certificate. Notwithstanding the foregoing, no funds shall be withdrawn from the Excess Funding Account for distribution to the Holder of the Transferor Certificate on any day if immediately after giving effect to such withdrawal the aggregate Principal Receivables in the Trust would be less than the Minimum Aggregate Principal Receivables.

On each Determination Date, the Servicer shall instruct the Trustee to withdraw on the next succeeding Transfer Date from the Excess Funding Account and deposit in the Collection Account all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, for application as Collections of Finance Charge Receivables with respect to the Monthly Period immediately preceding the Monthly Period in which such Transfer Date occurs. Interest (including reinvested interest) and other investment income and earnings on funds on deposit in the Excess Funding Account shall not be considered part of the Excess Funding Amount for purposes of this Agreement.

On each Determination Date on which one or more Series in a particular Group is in an Amortization Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each Series in such Group (after giving effect to the allocation and payment provisions in subsection 4.03(e) and in the Supplement with respect to each such Series on the next succeeding Transfer Date), and the Servicer shall instruct the Trustee to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the next succeeding Transfer Date and allocate such amount among each such Series in the applicable Group as Shared Principal Collections as specified in each related Supplement.

Section 4.03 Collections and Allocations.

(a) Collections. Except as provided below, the Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. In the event of a Servicer Default, if World’s Foremost Bank is the Servicer, then, immediately upon the occurrence of such event and thereafter, the Servicer shall deposit all Collections into the Collection Account which shall be established and maintained with a Qualified Institution other than World’s Foremost Bank in accordance with subsection 4.02(a), and in no such event shall the Servicer deposit any Collections thereafter into any account established, held or maintained with World’s Foremost Bank.

The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Transferor Certificate in accordance with this Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Transferor Certificate in accordance with this Article IV, in both cases as modified by any Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, WFB shall remain the Servicer hereunder, and (a)(i) the Servicer provides to the Trustee a letter of credit from an issuer with a short term rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s and acceptable in form to Standard & Poor’s and Moody’s and each Credit Enhancement Provider covering risk collection of the Servicer, and (ii) the Transferor shall have received a notice from any Rating Agency that such a letter of credit would not result in the lowering of such Rating Agency’s then-existing rating of the Investor Certificates, or (b) the Servicer shall have and maintain a certificate of deposit or short-term deposit rating of P-1 by Moody’s and of A-1 by Standard & Poor’s and deposit insurance provided by the FDIC, the Servicer need not deposit Collections from the Collection Account into the Principal Account, the Finance Charge Account or any Series Account, as provided in any Supplement, or make payments to the Holder of the Transferor Certificate, prior to the close of business on the day any Collections are deposited in the Collection Account as provided in this Article IV, but may make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph. If at any time the Servicer shall qualify to make deposits on the Transfer Date as provided in this paragraph (or shall cease to be so qualified) the Servicer shall deliver an Officer’s Certificate to the Trustee stating that the criteria set forth in (a)(i) and (ii) or (b) of this paragraph have been satisfied (or have ceased to be satisfied). The Trustee may rely on such Officer’s Certificate without investigation or inquiry.

Notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account, as provided in any Supplement, the Servicer will deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account. Any amounts owed to the Servicer pursuant to this Agreement or a related Supplement and any excess over the required amount to be deposited in an aforementioned deposit account, or without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Credit Enhancement Provider pursuant to the terms of a Supplement or agreement relating to such Credit Enhancement shall be paid over to the Servicer from the aforementioned accounts.

(b) Allocations for the Transferor Certificate. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Transferor Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Transferor Certificate provided, however, that amounts so allocated to the Transferor shall be deposited to the Excess Funding Account, as collected, to the extent that (i) the Transferor Interest is less than the Minimum Transferor Interest or (ii) the aggregate Principal Receivables in the Trust are less than the Minimum Aggregate Principal Receivables.

(c) Adjustments for Miscellaneous Credits and Fraudulent Charges. The Servicer shall be obligated to reduce on a net basis each Monthly Period the aggregate amount of Principal Receivables used to calculate the Transferor Interest as provided in this subsection 4.03(c) (a “Credit Adjustment”) with respect to any Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors), (iii) which was created as a result of a fraudulent or counterfeit charge or (iv) which was credited pursuant to a debt deferral or debt cancellation program and not recovered during such Monthly Period from Collections from Insurance Proceeds or reserves funded by fees generated through such programs.

If the inclusion of the amount of a Credit Adjustment in the calculation of the Transferor Interest or the aggregate Principal Receivables in the Trust would cause the Transferor Interest to be an amount less than the Minimum Transferor Interest or cause the aggregate Principal Receivables in the Trust to be less than the Minimum Aggregate Principal Receivables, the Transferor, using funds received from RPA Seller pursuant to Section 3.02 of the Receivables Purchase Agreement, shall (i) make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Excess Funding Account in immediately available funds in an amount equal to the greater of: (x) the amount by which the inclusion of such Credit Adjustment would cause the Transferor Interest to be less than the Minimum Transferor Interest on such Date of Processing and (y) the amount by which the inclusion of such Credit Adjustment would cause the aggregate Principal Receivables in the Trust to be less than the Minimum Aggregate Principal Receivables on such Date of Processing, or (ii) transfer such additional Eligible Receivables to the Trust in such amount.

Any amount deposited into the Excess Funding Account in connection with a Credit Adjustment shall be applied in accordance with Article IV and the terms of each Supplement. If the Transferor shall fail to deposit into the Excess Funding Account any amount required to be so paid pursuant to this Section 4.03 or subsection 2.04(d)(iii) (an “Adjustment Amount”), and shall not have subsequently paid such Adjustment Amount, Collections of Principal Receivables shall not be distributed or otherwise released to the Transferor hereunder, but shall instead be deposited to the Excess Funding Account until the full Adjustment Amount has been deposited. The Adjustment Amount shall be reduced to the extent of such deposits. In addition, if the Transferor repurchases the Receivables or the Certificates of any Series pursuant to this Agreement, including pursuant to Article XII, the purchase price with respect to any Series shall include the Adjustment Amount allocable to such Series, if any.

(d) Transfer of Defaulted Accounts. Unless otherwise provided in any Supplement, on the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to Receivables in such Defaulted Account, all monies due or to become due with respect to such Receivables, all proceeds of such Receivables (other than Recoveries) relating to such Receivables and Interchange (if any) allocable to the Trust with respect to such Receivables.

(e) Shared Principal Collections. On each Transfer Date, (a) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Principal Account and pay to the Holders of the Transferor Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements or this Agreement specify are to be treated as “Shared Principal Collections” for such Transfer Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Supplements specify are “Principal Shortfalls” for such Transfer Date; provided, that such amounts shall be paid to the Holder of the Transferor Certificate only if (i) the Transferor Interest on such Transfer Date exceeds the Minimum Transferor Interest and (ii) the aggregate Principal Receivables in the Trust on such Transfer Date exceed the Minimum Aggregate Principal Receivables (in each case, after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments to be made on the immediately following Distribution Date) and if (i) the Transferor Interest does not exceed the Minimum Transferor Interest or (ii) the aggregate Principal Receivables in the Trust do not exceed the Minimum Aggregate Principal Receivables, then such remaining Shared Principal Collections shall be deposited in the Excess Funding Account to be held and/or distributed as provided in subsection 4.02(f).

Section 4.04 Shared Excess Finance Charge Collections. On each Transfer Date, (a) the Servicer shall allocate the aggregate amount of Shared Excess Finance Charge Collections from all Excess Allocation Series for that Transfer Date among the Excess Allocation Series, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Finance Charge Account and pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of the amounts which the related Supplements specify are to be treated as “Shared Excess Finance Charge Collections” for such Transfer Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are “Finance Charge Shortfalls” for such Transfer Date.

[THE REMAINDER OF ARTICLE IV IS RESERVED AND

SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH

RESPECT TO ANY SERIES]

ARTICLE V

[ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN

ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

ARTICLE VI

THE CERTIFICATES

Section 6.01 The Certificates. Subject to Sections 6.10 and 6.13, the Investor Certificates of each Series and any Class thereof may be issued in bearer form (the “Bearer Certificates”) with attached interest coupons and a special coupon (collectively, the “Coupons”) or in fully registered form (the “Registered Certificates”), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Transferor Certificate shall, upon issue pursuant hereto or to Section 6.09 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.01 and 6.02. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement. The Transferor Certificate shall also be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President, Treasurer or Chief Operating Officer. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. Unless otherwise provided in the related Supplement, no Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

Section 6.02 Authentication of Certificates. Contemporaneously with the initial assignment and transfer of the Receivables, whether now existing or hereafter created (other than Receivables in Additional Accounts) and the other components to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the written order of the Transferor, to the underwriters for the sale of the Book-Entry Certificates evidenced by such Investor Certificates, and against payment to the Transferor of the Initial Investor Interest (net of

any purchase or underwriting discount). Upon the receipt of such payment and the issuance of the Investor Certificates, such Investor Certificates shall be fully paid and non-assessable. The Trustee shall authenticate and deliver the Transferor Certificate to the Transferor simultaneously with its delivery to the Transferor of the initial Series of Investor Certificates. Upon a New Issuance as provided in Section 6.09 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Transferor, to the Persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depository against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

Section 6.03 Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the “Transfer Agent and Registrar”), in accordance with the provisions of Section 11.16, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. If any form of Investor Certificate is issued as a Global Certificate, the Trustee may, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. The costs, expenses and fees associated with any such co-transfer agent and co-registrar shall be paid by the Transferor. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days’ written notice to the Servicer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Transferor shall execute, subject to the provisions of subsection 6.03(c), and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; provided, that the provisions of this paragraph shall not apply to Bearer Certificates.

At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.03 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

The preceding provisions of this Section 6.03 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy the Global Certificates upon its exchange in full for Definitive Certificates in accordance with the Trustee’s normal procedures and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

(b) Except as provided in Section 6.09 or 7.02, in no event shall the Transferor Certificate or any interest therein be transferred hereunder, in whole or in part, unless the Transferor shall have consented in writing to such transfer and unless the Trustee shall have received (1) confirmation in writing from each Rating Agency that such transfer will not result in a lowering or withdrawal of its then-existing rating of any Series of Investor Certificates, and (2) an Opinion of Counsel that such transfer does not adversely affect the conclusions reached in any of the federal income tax opinions dated the applicable Closing Date issued in connection with the original issuance of any Series of Investor Certificates. In connection with any transfer of an interest in the Transferor Certificate, the holder (including the Transferor or any subsequent transferee) thereof shall not sell, trade or transfer any interest therein or cause any interest therein to be marketed on or through either (i) an “established securities market” within the meaning of Section 7704(b)(1) of the Internal Revenue Code, including without limitation an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise or (ii) a “secondary market” (or the substantial equivalent thereof) within the meaning of Internal Revenue Code section 7704(b)(2), including a market wherein interests in the Transferor Certificate are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Transferor Certificate and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others.

(c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.03(c).

(d) The Transfer Agent and Registrar will maintain at its expense in the City of St. Paul, Minnesota (and subject to this Section 6.03, if specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.

Section 6.04 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 6.05 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Certificateholder as the owner of the related Certificate for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

Section 6.06 Appointment of Paying Agent.

(a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Trustee (or the Servicer if the Trustee is the Paying Agent) shall notify each Credit Enhancement Provider, Moody’s and Standard & Poor’s of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be the Trustee. If any form of Investor Certificate is issued as a Global Certificate, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-paying agent in Luxembourg or another European city. The Trustee shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The provisions of Sections 11.01, 11.02 and 11.03 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

(b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the

Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

Section 6.07 Access to List of Certificateholders’ Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of the Investor Certificates of any Series, or any Credit Enhancement Provider (the “Applicants”), may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series (or the holders of Investor Certificates, in the case of any Credit Enhancement Provider) with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants’ request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

Section 6.08 Authenticating Agent.

(a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.

(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

(c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

(d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.08, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such payments actually made, subject to the provisions of Section 11.05.

(e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

(f) Pursuant to an appointment made under this Section 6.08, the Certificates may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the certificates described in the Pooling and Servicing Agreement.

as Authenticating Agent for the Trustee,

By:
Authorized Officer

Section 6.09 New Issuances.

(a) Upon the issuance of a new Series of Investor Certificates, the Trustee shall issue to or upon the order of the Holder of the Transferor Certificate under Section 6.01, for execution and redelivery to the Trustee for authentication under Section 6.02, one or more new Series of Investor Certificates; provided, however, the prior written consent of MBIA Insurance Corporation, a New York stock insurance company, or any successor thereto, solely in its capacity as Credit Enhancement Provider with respect to any Series, shall have been previously obtained if the issuance of any Series shall cause the Trust to have Investor Certificates outstanding which, in the aggregate, exceed

$1,099,999,999; provided further, however, the prior written consent referred to in the immediately preceding proviso need not be obtained if such Credit Enhancement Provider is providing Credit Enhancement to one or more Series of Investor Certificates with Investor Interests, in the aggregate, of $300,000,000 or less; provided, further, that for purposes of the two preceding provisos, the outstanding amount of the Investor Certificate and the Investor Interest with respect to Series 2001-1 shall equal the Maximum Commitment Amount (as defined in the Supplement for Series 2001-1). Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Credit Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

(b) The Holder of the Transferor Certificate may permit a new Series of Investor Certificates to be issued (a “New Issuance”) by notifying the Trustee and any Credit Enhancement Provider, in writing at least three days in advance (a “New Issuance Notice”) of the date upon which the New Issuance is to occur (a “New Issuance Date”). Any New Issuance Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the New Issuance Date and, with respect to each such Series: (a) its Initial Investor Interest (or the method for calculating such Initial Investor Interest) (b) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Series), if any, and (c) the Credit Enhancement Provider, if any, with respect to such Series. On the New Issuance Date, the Trustee shall authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following: (a) a Supplement satisfying the criteria set forth in subsection 6.09(c) executed by the Transferor and specifying the Principal Terms of such Series, (b) the applicable Credit Enhancement, if any, (c) the agreement, if any, pursuant to which the Credit Enhancement Provider agrees to provide the Credit Enhancement, if any, (d) a Tax Opinion with respect to the issuance of such Series, (e) written confirmation from each Rating Agency that the New Issuance will not result in such Rating Agency’s reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency and (f) an Officer’s Certificate signed by the President, Treasurer or Chief Operating Officer of the Transferor, that on the New Issuance Date (i) the Transferor, after giving effect to the New Issuance, would not be required to add Additional Accounts pursuant to subsection 2.06(a) and (ii) after giving effect to such New Issuance, the Transferor Interest would be at least equal to the Minimum Transferor Interest. In addition, the Transferor agrees to provide notice of new issuances of Series of Investor Certificates as may be required by and in accordance with Item 1121(a)(14) of Regulation AB. Upon satisfaction of such conditions, the Trustee shall cancel the existing Transferor Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Transferor Certificate, dated the New Issuance Date. There is no limit to the number of New Issuances that may be performed under this Agreement.

(c) In conjunction with a New Issuance, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation: (i) its name or designation, (ii) an Initial Investor Interest or the method of calculating the Initial Investor Interest, (iii) the method of determining any adjusted Investor Interest, if applicable, (iv) the Certificate Rate (or formula for the determination thereof), (v) the Closing Date, (vi) each rating agency rating such Series, (vii) the name of the Clearing Agency, if any, (viii) the rights of the Holder of the Transferor Certificate that have been transferred to the Holders of such Series pursuant to such New Issuance (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (ix) the interest payment date or dates and the date or dates from which interest shall accrue, (x) the periods during which or dates on which principal will be paid or accrued, (xi) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, (xii) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series, (xiii) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of moneys therein, (xiv) the Series Servicing Fee and the Series Servicing Fee Percentage, (xv) the Minimum Transferor Interest and the Series Termination Date, (xvi) the terms of any Credit Enhancement with respect to such Series, and the Credit Enhancement Provider, if applicable, (xvii) the base rate applicable to such Series, (xviii) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xix) any deposit into any account provided for such Series, (xx) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxi) whether Interchange or other fees will be included in the funds available to be paid for such Series, (xxii) the priority of any Series with respect to any other Series, (xxiii) the Minimum Aggregate Principal Receivables, (xxiv) whether such Series will be part of a Group, (xxv) whether such Series will or may be a Companion Series and the Series with which it will be paired, if applicable, and (xxvi) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the “Principal Terms” of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating Agency, then as a condition to such New Issuance a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer’s certificate stating, in substance, that the New Issuance will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

Section 6.10 Book-Entry Certificates. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the “Depository”) which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series (“Definitive Certificates”) have been issued to Certificate Owners pursuant to Section 6.12:

(i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

(ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

(iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

(iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

Section 6.11 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

Section 6.12 Definitive Certificates. If (i) (A) the Transferor advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the

Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certificateholders of such Series hereunder.

Section 6.13 Global Certificate; Euro-Certificate Exchange Date. If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the “Global Certificate”) in bearer form, without interest coupons, in the denomination of the Initial Investor Interest and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

Section 6.14 Meetings of Certificateholders. To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.01 of this Agreement.

ARTICLE VII

OTHER MATTERS RELATING

TO THE TRANSFEROR

Section 7.01 Liability of the Transferor. The Transferor shall be liable in accordance herewith to the extent of the obligations specifically undertaken by the Transferor.

Section 7.02 Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

(a) The Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the corporation formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be either (1) a business entity that may not become a debtor in a proceeding under Title 11 of the United States Code or (2) a bankruptcy-remote special-purpose entity, the powers and activities or which shall be limited to the performance of Transferor’s obligations under this Agreement and under the other Transaction Documents and, if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor, as applicable hereunder and thereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder and thereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.02 to a successor entity, Section 9.02 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer’s certificate described in subsection 7.02(a) (ii);

(ii) the Transferor shall have delivered to the Trustee an Officer’s Certificate signed by the President, Treasurer or Chief Operating Officer of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is the legal, valid and binding obligation of the surviving entity, enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(iii) the Transferor shall have delivered notice to the Rating Agency and each Credit Enhancement Provider of such consolidation, merger, conveyance or transfer; and

(iv) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion dated the date of such consolidation, merger, conveyance or transfer.

(b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

Section 7.03 Limitation on Liability. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed by reason of fraud, willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of fraud, willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Section 7.04 [RESERVED].

ARTICLE VIII

OTHER MATTERS RELATING

TO THE SERVICER

Section 8.01 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

Section 8.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(a) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

(b) the Servicer shall have delivered to the Trustee an Officer’s Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is the legal, valid and binding obligation of the surviving entity, enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity; and

(c) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

Section 8.03 Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of fraud, willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.04, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

Section 8.04 Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Transferor, the Trust and the Trustee, its officers, directors, employees and agents, from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Transferor, the Trust or the Trustee pursuant to this Agreement or any Supplement or other Transaction Documents, including, but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; provided further, that the Servicer shall not indemnify the Transferor, the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided further, that the Servicer shall not indemnify the Transferor, the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Accounts or Receivables which are written off as uncollectible; and provided further, that the Servicer shall not indemnify the Transferor, the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Transferor, the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Transferor, the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust and shall be subordinated to all obligations of the Servicer under the Transaction Documents. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the termination of this Trust and the resignation or removal of the Servicer or the Trustee.

Section 8.05 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an Officer’s Certificate, each to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder.

Section 8.06 Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders (including, without limitation, in connection with becoming the Successor Servicer hereunder), or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer’s normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.06 shall derogate from the obligation of the Transferor, the Credit Card Originator, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligations shall not constitute a breach of this Section 8.06.

Section 8.07 Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines. A copy of any agreement manifesting such delegation shall be delivered to each Credit Enhancement Provider; provided, however, the Servicer shall have obtained the written consent of each Credit Enhancement Provider prior to a delegation pursuant to this Section 8.07. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05 hereof. Notification of any such delegation shall be given to each Rating Agency 30 calendar days (or, if the Trustee is assuming the duties of Successor Servicer, as soon as reasonably practicable) prior to any delegation pursuant to this Section 8.07 (such notice shall not apply for the designation of that certain Sub-servicing Agreement, dated as of December 13, 2000 between the Transferor and First Data Resources Inc.).

Section 8.08 Examination of Records. The Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.06) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

ARTICLE IX

PAY OUT EVENTS

Section 9.01 Pay Out Events. If any one of the following events (each, a “Trust Pay Out Event”) shall occur:

(a)    the Transferor, any other holder of the Transferor Certificate, the RPA Seller, Cabela’s Incorporated or any parent or affiliate thereof shall become a debtor under any Debtor Relief Law, consent to the appointment of a trustee, conservator or receiver or liquidator in any bankruptcy insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor, such other holder of the Transferor Certificate, the RPA Seller, Cabela’s Incorporated or any parent or affiliate thereof or all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator or receiver or liquidator in any bankruptcy insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor, any other holder of the Transferor Certificate, the RPA Seller, Cabela’s Incorporated or any parent or affiliate thereof; or the Transferor or other holder of the Transferor Certificate or the RPA Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event, an “Insolvency Event”);

(b)    the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement or the RPA Seller shall become unable for any reason to transfer Receivables to the Transferor in accordance with the provisions of the Receivables Purchase Agreement; or

(c)    the Trust shall become subject to regulation by the Securities and Exchange Commission as an “investment company” within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Certificates shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

Section 9.02 Additional Rights upon the Occurrence of Certain Events. If an Insolvency Event occurs with respect to the Transferor, or other holder of the Transferor Certificate, or with respect to RPA Seller, the Transferor shall on the day any such Insolvency Event occurs, immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables and Finance Charge Receivables (whenever created) accrued in respect of such Principal Receivables shall continue to be a part of the Trust.

The proceeds thereof shall be allocated in accordance with the terms of Article IV of each Supplement and distributed to Investor Certificateholders and Credit Enhancement Providers in accordance with the terms of each Supplement.

ARTICLE X

SERVICER DEFAULTS

Section 10.01 Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to this Agreement or any Supplement or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Credit Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

(b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Investor Certificateholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period or the Servicer has actual knowledge of such failure; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.07;

(c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Certificateholders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period or the Servicer has actual knowledge of such failure; or

(d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Servicer and each Credit Enhancement Provider (and to the Trustee if given by the Investor Certificateholders) (a “Termination Notice”), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, paying to the Trustee the costs and expenses associated with such succession, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Finance Charge Account, the Principal Account, and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds and Interchange (if any) applicable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Credit Enhancement with respect to any Series to the Successor Servicer.

Notwithstanding anything to the contrary herein, upon the occurrence of a Series 2001-1 Pay Out Event (as defined in the Supplement for Series 2001-1), a Series 2001-2 Pay Out Event (as defined in the Supplement for Series 2001-2, or a Series 2003-1 Pay Out Event (as defined in the Supplement for Series 2003-1, other than a default by the Credit Enhancement Provider under the applicable Supplement) or a Pay Out Event pursuant to Section 9.01(a), 9.01(b) or 9.01(c) of this Agreement or a Servicer Default pursuant to this Agreement, Holders of the Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest shall have the right to (i) instruct the Trustee to terminate all of the rights and obligations of the Servicer under the Agreement and (ii) appoint a Successor Servicer pursuant to the terms of this Agreement; provided, however, that with respect to the operation of this provision only, Investor Interest for Series 2001-1 shall mean the Maximum Commitment Amount (as defined in the Supplement for such Series). The Transferor hereby agrees not to take any action in any Supplement that would dilute or impair the rights of the Certificateholder for Series 2001-1 with respect to the operation of this provision.

Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.01(a) for a period of 10 Business Days or under subsection 10.01(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Credit Enhancement Provider, the Transferor, the Rating Agencies and the Holders of Investor Certificates with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

Section 10.02 Trustee to Act; Appointment of Successor.

(a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, subject to the penultimate paragraph of Section 10.01, as promptly as possible after the giving of a Termination Notice or resignation of the Servicer pursuant to Section 8.05 appoint a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer’s Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Termination Notice, and if the Trustee is legally unable to act as Successor

Servicer, then the Trustee shall notify each Credit Enhancement Provider of the proposed sale of the Receivables and shall provide each such Credit Enhancement Provider an opportunity to bid on the Receivables and shall offer the Transferor the right of first refusal to acquire the Receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event less than an amount equal to the Aggregate Investor Interest on the date of such acquisition plus all interest accrued but unpaid on all of the outstanding Investor Certificates at the applicable Certificate Rate through the date of such acquisition plus all amounts owing to Credit Enhancement Providers; provided, however, that if the short-term deposits or long-term unsecured debt obligations of WFB (or if neither such deposits nor such obligations of WFB are rated by Moody’s, if Moody’s is a Rating Agency with respect to any Series of Certificates outstanding, then of the holding company of WFB so long as such holding company shall be Cabela’s Incorporated) are not rated at the time of such acquisition at least P-3 or Baa3, respectively, by Moody’s, if Moody’s is a Rating Agency with respect to any Series of Certificates outstanding, no such acquisition by the Transferor shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such acquisition would not constitute a fraudulent conveyance of the Transferor. The proceeds of such purchase or acquisition shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.03 of the Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer; provided, however, that the Trustee shall not be liable for any errors or omissions of the predecessor Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of VISA or MasterCard credit card receivables as the Successor Servicer hereunder. All costs and expenses incurred by the Successor Servicer pursuant to this Section 10.02(a) shall be paid by the Transferor.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, that the Trustee shall not be liable for any errors or omissions of the predecessor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Credit Enhancement.

(c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree;

provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to the Servicer pursuant to Section 3.02. The Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit with the Trustee a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.

(d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

(e) If the Trustee is appointed as Successor Servicer, (i) the Trustee shall perform its servicing responsibilities for a fee equal to the product of (A) 2.0% per annum and (B) the sum of the Weighted Average Investor Interests (as defined in a related Supplement) for all Series then outstanding, (ii) costs for transfer of servicing shall not exceed $50,000 in the aggregate, (iii) the Trustee shall assume its obligations of Successor Servicer as soon as practicable, but in no event later than the date specified in the Termination Notice or pursuant to Section 8.05 of this Agreement and (iv) the Trustee shall service pursuant to the standards of the credit card industry and in accordance with the customary and usual servicing procedures of other credit card industry participants for servicing credit card receivables comparable to the Receivables and in a manner substantially similar to the Credit Card Guidelines, but not adverse to current servicing by the Trustee of credit card receivables comparable to the Receivables.

Section 10.03 Notification to Certificateholders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, Standard & Poor’s, Moody’s and any Credit Enhancement Provider and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

Section 10.04 Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each Series adversely affected by any default by the Servicer or Transferor may, on behalf of all Certificateholders of such Series, waive any default by the Servicer or Transferor in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

THE TRUSTEE

Section 11.01 Duties of Trustee.

(a) The Trustee, prior to the occurrence of any Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

(c) Subject to subsection 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement; and

(iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, any Credit Enhancement Provider or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby.

(d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

(e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

(f) Except as provided in this subsection 11.01(f), the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.01 or 2.06 hereof, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.06 or (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Sections 2.07, 9.02, 10.02, 12.01 or 12.02 or subsections 2.04(d), 2.04(e) or Article IV.

(g) Subject to subsection 11.01(d) above, in the event that the Paying Agent or the Transfer Agent and Registrar (if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

(h) If the Transferor has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are reasonably customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor’s credit card receivables; provided, that the Trust shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

(i) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or effecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.01.

(j) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

Section 11.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

(a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer’s certificate, the annual Servicer’s certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder’s statement, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

(b) the Trustee may consult with counsel (and upon the advice of such counsel, the Trustee may consult with investment banking firms, accounting firms and other experts), and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Credit Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, including acting as a Requesting Party under Section 2.09 hereof, at the request, order or direction of any of the Certificateholders or any Credit Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Credit Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and any Credit Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer’s certificate, the annual Servicer’s certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder’s statement, the Asset Representation Reviewer’s final report setting out the findings of its Asset Representations Review, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

(g) except as may be required by subsection 11.01(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose;

(h) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate; and

(i) the Trustee shall not be deemed to know of any default or other fact upon the occurrence of which it might be required to take action hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or has received written notice thereof.

Section 11.03 Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained in this Agreement and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor or to the holder of the Transferor Certificate in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Principal Account or the Finance Charge Account, or any Series Account by the Servicer.

Section 11.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

Section 11.05 The Servicer to Pay Trustee’s Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. The Transferor covenants and agrees to reimburse the Servicer from time to time for all amounts paid by the Servicer to the Trustee pursuant to this Section 11.05 upon written demand therefor; provided, however, that no Trust Assets shall be used for such purpose. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

The obligations of the Servicer under this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the initial Servicer or the Trustee.

Section 11.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody’s and BBB- by Standard & Poor’s having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

Section 11.07 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee. The Transferor shall give written notice to each Rating Agency of any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07.

Section 11.08 Successor Trustee.

(a) Any successor trustee appointed as provided in Section 11.07 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06 hereof and shall be an Eligible Servicer, and, if Standard & Poor’s is then a Rating Agency, unless Standard & Poor’s shall have consented to such appointment.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

Section 11.09 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 11.10 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co -trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co -trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co -trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 11.11 Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare and the Trustee (on behalf of the Trust) shall execute, as soon as practicable after they are made aware of such requirement, any tax returns required to be filed by the Trust and, to the extent possible, the Servicer shall file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

Section 11.12 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

Section 11.13 Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.01 and 11.14, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.

Section 11.14 Rights of Certificateholders to Direct Trustee. Subject to Sections 2.09 and 15.02, Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the Aggregate Investor Interest of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

Section 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants that:

(a) the Trustee is a national banking association organized, existing and authorized to engage in the business of banking under the laws of the United States of America;

(b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

(c) this Agreement has been duly executed and delivered by the Trustee; and

(d) this Agreement is the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as subject to any applicable bankruptcy or insolvency provision, general principles of equity and applicable state law.

Section 11.16 Maintenance of Office or Agency. The Trustee will maintain at its expense in the St. Paul, Minnesota an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes in Minnesota. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

ARTICLE XII

TERMINATION

Section 12.01 Termination of Trust.

(a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Section 11.05 and subsections 2.04(c) and 12.03(b), on the Trust Termination Date; provided, however, that the Trust shall not terminate on the date specified in clause (i) of the definition of “Trust Termination Date” if each of the Servicer and the Holder of the Transferor Certificate notify the Trustee and each Credit Enhancement Provider in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a “Trust Extension”) shall specify the date on which the Trust shall terminate (such date, the “Extended Trust Termination Date”); provided, however, that the Extended Trust Termination Date shall be not later than March 31, 2031. The Servicer and the Holder of the Transferor Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee and each Credit Enhancement Provider changing the Extended Trust Termination Date.

(b) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Interest of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds first, to all Certificateholders of such Series pro rata and in accordance with the priority for each Class within such Series as provided in the related Supplement, in final payment of all principal of and accrued interest on such Series of Certificates, and second, as provided in the related Supplement, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the sum of the Investor Interest of such Series plus the Enhancement Invested Amount or the Collateral Interest (if not included in the Investor Interest) of such Series, if any, at the close of business on such date (but not more than the applicable Investor Percentage of Principal Receivables and the related Finance Charge Receivables on such date for such

Series). The Trustee shall notify each Credit Enhancement Provider of the proposed sale of such Receivables and shall provide each Credit Enhancement Provider an opportunity to bid on such Receivables. Any proceeds of such sale in excess of such principal and interest paid and such other amounts paid pursuant to the related Supplement shall be paid to the Holder of the Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.03.

Section 12.02 Optional Purchase.

(a) If so provided in any Supplement, the Servicer may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.03, the amount specified in such Supplement; provided, however that if the short-term deposits or long-term unsecured debt obligations of the Servicer (or, if neither such deposits nor such obligations of the Servicer are rated by Moody’s, then the short-term deposits or long-term unsecured debt obligations of the holding company of the Servicer so long as such holding company is Cabela’s Incorporated) are not rated at the time of such purchase of Certificates at least P-3 or Baa3, respectively, by Moody’s, no such event shall occur unless the Servicer shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Distribution Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Servicer.

(b) The amount deposited pursuant to subsection 12.02(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Section 12.03 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferor pursuant to subsection 12.02(a) shall be delivered by the Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in accordance with the Trustee’s customary procedures. The Investor Interest of each Series which is purchased by the Transferor pursuant to subsection 12.02(a) shall, for the purposes of the definition of “Transferor Interest,” be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Investor Interest of such Series.

Section 12.03 Final Payment with Respect to any Series.

(a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days’ prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to Section 9.02 or subsection 2.04(e), 10.02(a), or subsection 12.02(a) of this Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer’s notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officers’ Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

(b) Notwithstanding the termination of the Trust pursuant to subsection 12.01(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Principal Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee shall have no additional obligation, responsibility or liability with respect to such monies.

(c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in accordance with the Trustee’s customary procedures.

Section 12.04 Termination Rights of Holder of Transferor Certificate. Upon the termination of the Trust pursuant to Section 12.01, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Transferor Certificate, the Trustee shall execute a written reconveyance substantially in the form of Exhibit H pursuant to which it shall reconvey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.03(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty as shall be reasonably requested by the Holder of the Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables.

Section 12.05 Defeasance. Notwithstanding anything to the contrary in this Agreement or any Supplement:

(a) The Transferor may at its option be discharged from its obligations with respect to all of the Investor Certificates issued by the Trust or any specified Series thereof on the date the applicable conditions set forth in Section 12.05(c) are satisfied (“Defeasance”) if Defeasance is available to such Series in accordance with its related Supplement; provided, however, that the following rights, obligations, powers, duties and immunities shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Investor Certificates of the Trust or any specified Series thereof to receive, solely from the trust fund provided for in Section 12.05(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (B) the Transferor’s obligations with respect to such Series of Certificates under Sections 6.03, 6.04 and 12.03; (C) the rights, powers, trusts, duties and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (D) this Section 12.05.

(b) Subject to Section 12.05(c), the Transferor at its option may use Collections of Principal Receivables allocated to the Investor Certificates of the Series to be subject to Defeasance to purchase Permitted Investments rather than additional Receivables for transfer to the Trust until such time as no Receivables remain in the Trust.

(c) The following shall be the conditions to Defeasance under Section 12.05(a): (1) the Trustee shall hold in Trust under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee (A) Dollars in an amount, or (B) Permitted Investments which through the scheduled payment or principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and, which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Trust or any specified Series thereof on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owed to the Credit Enhancement Provider for any Series if so provided in the related Supplements or agreements with such Credit Enhancement Provider; (2) the source of the funds held in trust by the Trustee shall be Collections of Principal Receivables allocated to the Investor Certificates of the Series to be subject to such Defeasance or a deposit of money and/or investments not made directly or indirectly by or from funds of the Transferor or any Affiliate of the Transferor or any agent of the Transferor and the Transferor shall have delivered to the Trustee a certificate verifying the information in this provision (2), (3) prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor shall deliver to the Trustee (x) an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an “investment company” within the meaning of the Investment Company Act and (y) an Opinion of Counsel with respect to such deposit and termination to the effect that it will not cause the Trust or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation; (3) such deposit and termination of obligations will not result in a Pay Out Event for any Series; and (4) each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such Defeasance will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01 Amendment.

(a) Except as provided in the last sentence of this subsection 13.01(a), this Agreement or any Supplement may be amended in writing from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, or to add any other provisions administrative in nature with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, that such action shall not, as evidenced by an Officer’s Certificate from the Transferor addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder or any Credit Enhancement Provider; provided further, that such amendment shall not defeat sale accounting treatment under Statement of Financial Standards No. 140; and provided, further, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency. This Agreement or any

Supplement may be amended in writing by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders to provide for additional Credit Enhancement or substitute Credit Enhancement with respect to a Series (so long as the amount of such substitute Credit Enhancement, unless otherwise provided in any related Supplement, is equal to the original Credit Enhancement for such Series), to change the definition of Eligible Account; provided, that such action shall not, in the reasonable belief of the Transferor, as evidenced by an Officer’s Certificate, adversely affect in any material respect the interests of any Investor Certificateholders or any Credit Enhancement Provider; provided further, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency. Any amendment which would materially change the permitted activities of the Trust set forth in Section 2.01 of this Agreement and which amendment would, but for this sentence, be permitted to be made under this subsection 13.01(a) without the consent of the Certificateholders shall be permitted only with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating at least a majority of the combined Investor Interest for all Series then issued and outstanding.

(b) This Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 -2/3% of the Investor Interest of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Investor Certificateholder of such Series, (ii) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of each Investor Certificateholder of such Series, (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of all Series adversely affected or (iv) amend this Section 13.01(b) in any other manner. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s rights, duties or immunities under this Agreement or otherwise.

(c) Notwithstanding anything in this Section 13.01 to the contrary, the Series Supplement with respect to any Series may be amended on the terms and in accordance with the procedures provided in such Series Supplement.

(d) Promptly after the execution of any such amendment (other than an amendment pursuant to paragraph (a) or (h)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series adversely affected and to each Rating Agency providing a rating for such Series.

(e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

(f) Any Series Supplement executed and delivered pursuant to Section 6.09 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Sections 2.06 and 2.07, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.01(a), (b) or (h).

(g) In connection with any amendment, the Trustee may request an Opinion of Counsel from the Transferor or Servicer to the effect that the amendment complies with all requirements of this Agreement.

(h) This Agreement and any Supplement executed in accordance with the provisions of section 6.09 will be amended by the Servicer and the Trustee at the direction of the Transferor without the consent of any of the Certificateholders or Credit Enhancement Providers (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause the Trust to be treated as, an entity which for U.S. federal income tax purposes will be disregarded or a partnership under the provisions of U.S. Treasury Regulations sections 301.7701 -1, 301.7701 -2 and 301.7701 -3, and (ii) in connection with any such election, to modify or eliminate existing provisions of this Agreement and any Supplement relating to the intended federal income tax treatment of the Certificates and the Trust in the absence of the election. Any amendment under this subsection is subject only to the requirements that (i) the Transferor delivers to the Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection, (ii) each Rating Agency will have notified the Transferor, the Servicer and the Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency and (iii) such amendment does not affect the rights, duties or obligations of the Trustee hereunder. The amendments which the Transferor may make without the consent of Certificateholders or Credit Enhancement Providers in connection with any election described in this subsection may include, without limitation, the elimination of any sale of Receivables and termination of the Trust upon the occurrence of an Insolvency Event pursuant to Section 9.02 hereof.

Section 13.02 Protection of Right, Title and Interest to Trust.

(a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee’s right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.02(a).

(b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the applicable jurisdiction, the Transferor shall give the Trustee, each Credit Enhancement Provider and the Servicer notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust’s security interest in the Receivables and the proceeds thereof.

(c) Each of the Transferor and the Servicer will give the Trustee and each Credit Enhancement Provider prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its jurisdiction of organization and whether, as a result of such change, the applicable provisions of the UCC as in effect in the applicable jurisdiction would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and the Servicer shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust’s security interest in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office and its jurisdiction of incorporation within the United States of America.

(d) The Servicer will deliver to the Trustee and with respect to clause (i) to Standard & Poor’s and Moody’s (i) upon each date that any Additional Accounts are to be included in the Accounts pursuant to Section 2.06, an Opinion of Counsel substantially in the form of Exhibit E; and (ii) on or before March 31 of each year, beginning with March 31, 2002, an Opinion of Counsel, substantially in the form of Exhibit F.

Section 13.03 Limitation on Rights of Certificateholders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.01 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given written notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 13.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 13.05 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor, to WFB Funding, LLC, One Cabela Drive, Sidney, Nebraska 69160, Attention: Kevin Werts; (b) in the case of the Servicer, to World’s Foremost Bank, 4800 N.W. 1st Street, Lincoln, Nebraska 68521, Attention: Kevin Werts, (c) in the case of the Trustee, to the Corporate Trust Office (d) in the case of the Credit Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series and (e) in the case of the

Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement, any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any notice to Investor Certificateholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 13.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

Section 13.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without giving prior written notice to each Rating Agency and obtaining the prior consent of the Trustee and Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Investor Interest of each Series on a Series by Series basis.

Section 13.08 Certificates Non-Assessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.01 and 6.02 are and shall be deemed fully paid.

Section 13.09 Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC as in effect in any applicable jurisdiction.

Section 13.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Credit Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 13.11 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 13.12 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided herein and in the related Supplement, to the Credit Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

Section 13.13 Actions by Certificateholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 13.14 Rule 144A Information. For so long as any of the Investor Certificates of any Series or any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 13.15 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 13.16 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 13.17 No Bankruptcy Petition. Notwithstanding any prior termination of this Agreement, each of the Servicer, each Credit Enhancement Provider, if any, each Holder and the Transferor (with respect to the Trust only), severally and not jointly, hereby covenants and agrees that it will not at any time institute against, solicit or join or cooperate with or encourage any institution against the Trust or the Transferor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any United States federal or state bankruptcy or similar law. Nothing in this Section 13.17 shall preclude, or be deemed to stop, any of the foregoing Persons from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action in (a) any case or proceeding with respect to the Trust or the Transferor voluntarily filed or commenced by or on behalf of the Trust or the Transferor, respectively, under or pursuant to any such law or (b) any involuntary case or proceeding pertaining to the Trust or the Transferor, as applicable, under or pursuant to any such law.

ARTICLE XIV

COMPLIANCE WITH REGULATION AB

Section 14.01. Intent of the Parties; Reasonableness. The Transferor, the Servicer, and the Trustee acknowledge and agree that the purpose of this Article XIV is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Trustee and the Transferor acknowledge that interpretations of Regulation AB may change over time, whether due to interpretative guidance of the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and the Trustee agrees to comply with requests made by the Transferor in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. The Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Trustee which is required in order to enable the Transferor to comply with the provisions of Items 1103(a)(1), 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB as it relates to the Trustee or to the Trustee’s obligations under this Agreement or any Supplement. The Servicer agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Servicer which is required in order to enable the Transferor to comply with the provisions of Regulation AB as it relates to the Servicer or the Servicer’s obligations under this Agreement, any Supplement, the Indenture or any Indenture Supplement.

Section 14.02. Additional Representations and Warranties of the Trustee. The Trustee shall be deemed to represent and warrant to the Transferor, as of the date on which information is provided to the Transferor under Section 14.03 that, except as disclosed in writing to the Transferor prior to such date, to the best of its knowledge, but without independent investigation: (i) neither the execution, delivery and performance by the Trustee of this Agreement or any Supplement, the performance by the Trustee of its obligations under this Agreement or any Supplement nor the consummation of any of the transactions by the Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Trustee’s ability to perform its obligations under this Agreement or any Supplement, or of any judgment or order applicable to the Trustee; and (ii) there are no proceedings pending or threatened against the Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Trustee to enter into this Agreement or any Supplement or to perform its obligations under this Agreement or any Supplement.

Section 14.03 Information to Be Provided by the Trustee. The Trustee shall (i) on or before the fifth Business Day of each month, provide to the Transferor, in writing, such information regarding the Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

The Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to the Transferor such information regarding the Trustee as is requested for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee of any changes to such information, provide to the Transferor, in writing, such updated information. Such information shall include, at a minimum:

(a) the Trustee’s name and form of organization;

(b) a description of the extent to which the Trustee has had prior experience serving as a Trustee for asset-backed securities transactions involving credit card receivables;

(c) a description of any affiliation between the Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Trustee by the Transferor in writing in advance of such Securitization Transaction:

(i) the sponsor;

(ii) any depositor;

(iii) the issuing entity;

(iv) any servicer;

(v) any trustee;

(vi) any originator;

(vii) any significant obligor;

(viii) any enhancement or support provider; and

(ix) any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

Section 14.04. Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year, commencing March 15, 2014, the Trustee shall:

(a) deliver to the Transferor a report regarding the Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor and signed by an authorized officer of the Trustee, and shall address each of the Servicing Criteria specified in Exhibit I or such criteria as mutually agreed upon by the Transferor and the Trustee;

(b) deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(c) deliver to the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Trust, Cabela’s Credit Card Master Note Trust or the Transferor with respect to a Securitization Transaction a certification substantially in the form attached hereto as Exhibit J or such form as mutually agreed upon by the Transferor and the Trustee.

The Trustee acknowledges that the parties identified in clause (c) above may rely on the certification provided by the Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Section 14.05. Additional Representations and Warranties of the Servicer. The Servicer shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 14.06 that, except as disclosed in writing to the Transferor prior to such date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a securitization involving credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement, any Supplement, the Indenture or any Indenture Supplement have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement, any Supplement, Indenture or any Indenture Supplement; and (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any unaffiliated third-party originator of Receivables.

Section 14.06. Information to Be Provided by the Servicer. On or before March 31 of each calendar year, beginning March 31, 2014, the Servicer shall deliver to the Transferor and any other Person that will be responsible for signing, the Sarbanes Certification on behalf of the Trust, Cabela’s Credit Card Master Note Trust or the Transferor, with respect to a Securitization Transaction, a certification substantially in the form attached hereto as Exhibit J or such form as mutually agreed upon by the Transferor and the Servicer. In addition, in connection with any Securitization Transaction, the Servicer shall (i) within five (5) Business Days following request by the Transferor, provide to the Transferor, in writing, the information specified in this Section, and (ii) as promptly as practicable following notice to or discovery by the Servicer of any changes to such information, provide to the Transferor, in writing, such updated information.

(a) If so requested by the Transferor, the Servicer shall provide to the Transferor such information regarding the Servicer and each Subservicer (each of the Servicer and the Subservicer, for purposes of this paragraph, a “Servicing Party”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(i) the Servicing Party’s name and form of organization;

(ii) a description of how long the Servicing Party has been servicing credit card receivables; a general discussion of the Servicing Party’s experience in servicing assets of any type as well as a more detailed discussion of the Servicing Party’s experience in, and procedures for, the servicing function it will perform under this Agreement, any Supplement, the Indenture or any Indenture Supplement; information regarding the size, composition and growth of the Servicing Party’s portfolio of credit card accounts of a type similar to the Accounts and information on factors related to the Servicing Party that may be material, in the good faith judgment of the Transferor, to any analysis of the servicing of the Receivables or the related asset-backed securities, as applicable, including, without limitation:

(A) whether any prior securitizations of credit card receivables involving the Servicing Party defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(B) the extent of outsourcing the Servicing Party utilizes;

(C) whether there has been pervious disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicing Party as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(D) whether the Servicing Party has been terminated as servicer in a securitization of credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; and

(E) such other information as the Transferor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(iii) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicing Party’s policies or procedures with respect to the servicing function it will perform under this Agreement, any Supplement, the Indenture or any Indenture Supplement;

(iv) information regarding the Servicing Party’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicing Party could have a material adverse effect on the performance by the Servicing Party of its servicing obligations under this Agreement, any Supplement, the Indenture or any Indenture Supplement;

(v) a description of the Servicing Party’s processes and procedures designed to address any special or unique factors involved in servicing;

(vi) description of the Servicing Party’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as sale of defaulted receivables; and

(vii) information as to how the Servicing Party defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(b) In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, any Supplement, the Indenture or any Indenture Supplement, if so requested by the Transferor, the Servicer shall provide to the Transferor such information regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the distribution reports otherwise required to be delivered monthly by the Servicer under this Agreement, any Supplement, the Indenture or any Indenture Supplement, commencing with the first such report due not less than ten (10) Business Days following such request.

Section 14.07. Use of Subservicers and Servicing Participants. The Servicer shall use its best efforts to hire or otherwise utilize the services of Subservicers that agree to comply with the provisions of paragraph (a) of this Section. The Servicer shall use its best efforts to hire or otherwise utilize the services of Servicing Participants, and shall use its best efforts to ensure that Subservicers hire or otherwise utilize only the services of Servicing Participants, to fulfill any of the obligations of the Servicer as servicer under this Agreement, any Supplement, the Indenture or any Indenture Supplement, if those Servicing Participants agree to comply with the provisions of paragraph (b) of this Section.

(a) Except as may otherwise be required pursuant to Section 8.07, it shall not be necessary for the Servicer to seek the consent of the Transferor to the utilization of any Subservicer. The Servicer shall use its best efforts to cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Transferor to comply with the provisions of this Section and with Sections 3.05(a) and (b), 3.06(a), 14.05 and 14.06 of this Agreement to the same extent as if such Subservicer were the Servicer; provided, however, that this sentence shall not apply to Section 3.05(a) for Subservicers that only meet the criteria in Section 1108(a)(2)(iv) of Regulation AB and do not meet the criteria in Section 1108(a)(2)(i) through (iii) of Regulation AB. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Transferor any servicer compliance statement required to be delivered by such Subservicer under Section 3.05(a), any assessment of compliance required to be delivered by such Subservicer under Section 3.05(b), any attestation report required to be delivered by such Subservicer under Section 3.06(a), and any certification required to be delivered to the Person that will sign the Sarbanes Certification under Section 14.06, in each case as and when required to be delivered as determined by the Transferor.

(b) Except as may otherwise be required pursuant to Section 8.07, it shall not be necessary for the Servicer to seek the consent of the Transferor to the utilization of any Servicing Participant. The Servicer shall promptly upon request provide to the Transferor a written description (in form and substance satisfactory to the Transferor) of the role and function of each Servicing Participant utilized by the Servicer or any Subservicer, specifying (i) the identity of each Servicing Participant and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Servicing Participant.

As a condition to the utilization of any Servicing Participant, the Servicer shall use its best efforts to cause any such Servicing Participant used by the Servicer (or by any Subservicer) for the benefit of the Transferor to comply with the provisions of Sections 3.05(b) and 3.06(a) of this Agreement to the same extent as if such Servicing Participant were the Servicer. The Servicer will be responsible for obtaining from each Servicing Participant and delivering to the

Transferor any assessment of compliance required to be delivered by such Servicing Participant pursuant to Section 3.05(b) and attestation report required to be delivered by such Servicing Participant under Section 3.06(a), in each case as and when required to be delivered.

ARTICLE XV

ASSET REPRESENTATIONS REVIEW TRIGGERS

Section 15.01 Delinquency Trigger.

(a) The Servicer or the Transferor shall, on behalf of the Trust, provide written notice to the Trustee and disclose the occurrence of any Delinquency Trigger in the distribution report on Form 10-D for the distribution period in which such Delinquency Trigger occurs.

(b) The Transferor shall review and may adjust the Delinquency Trigger Rate upon the occurrence of any of the following events: (i) the filing of a new registration statement with the Commission relating to any Notes (as defined in the Series 2004-1 Supplement hereto) or Investor Certificates to be offered and sold from time to time by the Transferor; and (ii) a change in law or regulation (including any new or revised interpretation of an existing law or regulation) that, in the Transferor’s judgment, could reasonably be expected to have a material effect on the delinquency rate for Obligor payments on the Accounts or the manner by which delinquencies are defined or determined; provided, however, that for so long as a Delinquency Trigger has occurred and is continuing, a review of the Delinquency Trigger Rate that would otherwise be required as specified above will be delayed until the date on which the Servicer or the Transferor shall, on behalf of the Trust, report in the applicable distribution report on Form 10-D that the Delinquency Trigger is no longer continuing.

(c) In the case of a review of the Delinquency Trigger Rate undertaken upon the occurrence of an event described in clause (i) of subsection 15.01(b), the Transferor may increase or decrease the Delinquency Trigger Rate by any amount it reasonably determines to be appropriate based on the composition of the Receivables at the time of the review. For the avoidance of doubt and with respect to clause (i) of subsection 15.01(b), the Delinquency Trigger Rate may be reviewed and adjusted upon the filing of a new shelf registration statement and not upon the filing of a post-effective amendment to a prior shelf filing. In the case of a review undertaken upon the occurrence of any event described in clause (ii) of subsection 15.01(b), the Transferor may increase or decrease the Delinquency Trigger Rate by any amount it reasonably determines to be appropriate as a result of the related change in law or regulation. The Servicer or the Transferor shall, on behalf of the Trust, disclose the Delinquency Trigger Rate, as adjusted, in the distribution report on Form 10-D for the distribution period in which the adjustment occurs, which report shall also include a description of how the adjusted Delinquency Trigger Rate was determined to be appropriate.

Section 15.02 Investor Action to Initiate An Asset Representations Review.

(a) Within 90 days following the date on which the Servicer or the Transferor, on behalf of the Trust, discloses the occurrence of a Delinquency Trigger pursuant to subsection 15.01(a), Holders of Investor Certificates holding at least 5% of the aggregate unpaid principal amount of all outstanding Investor Certificates as of the last day of the Monthly Period immediately preceding the filing of the distribution report on Form 10-D in which such Delinquency Trigger is disclosed may submit a written petition to the Transferor and the Trustee directing that a vote be taken on whether to initiate an Asset Representations Review. Subject to Section 15.02(c), for so long as a Delinquency Trigger has occurred and is continuing, a new 90-day petition period shall commence each month, beginning on the date on which the Servicer or the Transferor, on behalf of the Trust, discloses in the related distribution report on form 10-D that the Delinquency Trigger is continuing.

(b) If Holders of Investor Certificates submit a written petition directing that a vote be taken in accordance with subsection 15.02(a), then the Trustee shall initiate and undertake a solicitation of votes of Holders of Investor Certificates to initiate a review. Such solicitation of vote shall be completed within 150 calendar days of the filing of the related distribution report on Form 10-D disclosing that the Delinquency Trigger has occurred. If (x) an Asset Review Quorum participates in such vote and (y) Holders of Investor Certificates holding more than 50% of the aggregate unpaid principal amount of all outstanding Investor Certificates casting a vote direct that a review be undertaken, then the Trustee shall promptly provide written notice to the Transferor, the Servicer, WFB and Holders of Investor Certificates in the same manner as described above. Upon receipt of such notice form the Trustee, the Servicer will promptly provide written notice to the Asset Representations Reviewer and an Asset Representations Review will commence in accordance with the terms set forth in the Asset Representations Review Agreement. In addition, the Servicer or the Transferor shall include, in the Trust’s distribution report on Form 10-D relating to the Monthly Period in which the requisite percentage of Holders of Investor Certificate voted to direct an Asset Representations Review, a description of the events which occurred during such Monthly Period that triggered the Asset Representations Review.

(c) Notwithstanding any provisions of this Article XV to the contrary, and subject to the additional requirements and conditions set forth in this Article XV, for so long as a petition to direct that a vote be taken, a vote itself, or an Asset Representations Review is underway in accordance with subsection 15.02(a), subsection 15.02(b) or the terms of the Asset Representations Review Agreement, respectively, Holders of Investor Certificates may not initiate another petition, vote or Asset Representations Review unless and until such prior petition, vote or Asset Representations Review is completed. For purposes of this subsection 15.02(c):

(i) a petition will be considered completed only (A) if the petition does not result in a vote, (B) if a vote occurs, such vote does not result in an Asset Representations Review or (C) if an Asset Representations Review occurs, at such time as the Servicer or the Transferor, on behalf of the Trust, includes a summary of the Asset Representations Reviewer’s final report setting out the findings of its Asset Representations Review in a distribution report on Form 10-D in accordance with the terms of the Asset Representations Review Agreement;

(ii) a vote will be considered completed only (A) if the vote does not result in an Asset Representations Review or (B) if an Asset Representations Review occurs, at such time as the Servicer or the Transferor, on behalf of the

Trust, includes a summary of the Asset Representations Reviewer’s final report setting out the findings of its Asset Representations Review in a distribution report on Form 10-D in accordance with the terms of the Asset Representations Review Agreement; and

(iii) an Asset Representations Review will be considered completed only at such time as the Servicer or the Transferor, on behalf of the Trust, includes a summary of the Asset Representations Reviewer’s final report setting out the findings of its Asset Representations Review in a distribution report on Form 10-D in accordance with the terms of the Asset Representations Review Agreement.

(d) If at the completion of an Asset Representations Review undertaken in accordance with the terms set forth in the Asset Representations Review Agreement, the Asset Representations Reviewer’s findings and conclusions indicate that any Receivables reviewed did not comply with the related representations and warranties, the Transferor shall investigate any such findings of non-compliance contained in the report and make a determination regarding whether any such non-compliance constitutes a breach of any contractual provision of this Agreement or the Receivables Purchase Agreement. If the Transferor determines that such a breach has occurred, it will provide notice of such breach to the Servicer and the Trustee.

[signature page follows]

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WFB FUNDING, LLC, Transferor

by:	WFB FUNDING CORPORATION, its managing member

By:
Name:	Kevin J. Werts
Title:	Secretary and Treasurer

WORLD’S FOREMOST BANK, Servicer

By:
Name:	Kevin J. Werts
Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Name:	Tamara Schultz-Fugh
Title:	Vice President

[Signature Page to Third Amended and Restated Pooling and Servicing Agreement]

EXHIBIT A

TRANSFEROR CERTIFICATE

No. 1	One Unit

CABELA’S MASTER CREDIT CARD TRUST

ASSET BACKED CERTIFICATE

THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT AND THE INSURANCE AND REIMBURSEMENT AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

This Certificate represents an

Undivided Interest in the

Cabela’s Master Credit Card Trust

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard and VISA**/ credit card receivables generated or acquired by World’s Foremost Bank and transferred to WFB Funding, LLC and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

(Not an interest in or an obligation of

World’s Foremost Bank or any Affiliate thereof.)

This certifies that WFB Funding, LLC (the “Holder”) is the registered owner of an undivided interest in a trust (the “Trust”), the corpus of which consists of a portfolio of receivables (the “Receivables”) now existing or hereafter created under selected MasterCard and VISA credit card accounts (the “Accounts”) of World’s Foremost Bank, a Nebraska state banking corporation, and transferred to WFB Funding, LLC, a Nebraska limited liability company (the “Transferor”), all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables), all proceeds of such Receivables and Insurance Proceeds relating to the Receivables, the other assets and interests constituting the Trust and the proceeds thereof pursuant to a Third Amended and Restated Pooling and Servicing Agreement

**/	MasterCard and VISA are federally registered servicemarks of MasterCard International Inc. and of VISA U.S.A., Inc., respectively.

dated as of [●], 2016, as supplemented by any Supplement relating to a Series of Investor Certificates (as further amended, restated, supplemented or otherwise modified from time to time, the “Pooling and Servicing Agreement”), by and among the Transferor, World’s Foremost Bank, as Servicer, and U.S. Bank National Association, as Trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth herein below.

To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 6.03, 6.09 or 7.02 of the Pooling and Servicing Agreement.

The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and of amounts advanced to cardholders as cash advances, and of Finance Charge Receivables which arise generally from Periodic Finance Charges and other fees and charges, as more fully specified in the Pooling and Servicing Agreement.

This Certificate is the Transferor Certificate (the “Certificate”), which represents an Undivided Interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Transferor Certificate. The aggregate interest represented by this Certificate in the Principal Receivables in the Trust shall not at any time exceed the Transferor Interest at such time. In addition to this Certificate, Series of Investor Certificates will be issued to investors pursuant to the Pooling and Servicing Agreement, each of which will represent an Undivided Interest in the Trust. This Certificate shall not represent any interest in the Investor Accounts, any Series Accounts or any Credit Enhancement, except to the extent provided in the Pooling and Servicing Agreement. The Transferor Interest on any date of determination will be an amount equal to the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination minus the Aggregate Investor Interest at the end of such day.

The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing (except as provided below and except as provided in any Supplement to the Pooling and Servicing Agreement). Unless otherwise stated in any Supplement, throughout the existence of the Trust, the Servicer shall allocate to the Holder of the Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding the first sentence of this paragraph, the Servicer need not deposit this amount or any other amounts so allocated to the Certificate pursuant to the Pooling and Servicing Agreement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Certificate.

World’s Foremost Bank, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee. The portion of the servicing fee which will be allocable to the Holder of the Certificate pursuant to the Pooling and Servicing Agreement will be payable by the Holder of the Certificate and neither the Trust nor the Trustee or the Investor Certificateholders will have any obligations to pay such portion of the servicing fee.

This Certificate does not represent an obligation of, or any interest in, the Transferor or the Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

Upon the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds thereof and Insurance Proceeds relating thereto and Interchange allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to Section 12.03(b) of the Pooling and Servicing Agreement and other amounts payable pursuant to any Supplement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Holder of the Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

IN WITNESS WHEREOF World’s Foremost Bank has caused this Certificate to be duly executed under its official seal.

WFB FUNDING, LLC, as Transferor by WFB Funding Corporation, its Managing Member

By:
Authorized Officer

[●], 2016

Trustee’s Certificate of Authentication

CERTIFICATE OF AUTHENTICATION

This is the Transferor Certificate referred to in the within-mentioned Pooling and Servicing Agreement.

U.S. Bank National Association not in its individual capacity but solely as Trustee

By:
Authorized Officer

EXHIBIT B

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

ASSIGNMENT No.          OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of                      ,          by and between WFB Funding, LLC, a Nebraska limited liability company, (the “Transferor”), to U.S. Bank National Association a national banking association organized and existing under the laws of the United States (the “Trustee”) pursuant to the Pooling and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Transferor and the Trustee are parties to the Third Amended and Restated Pooling and Servicing Agreement, dated as of [●], 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”);

WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trustee (as each such term is defined in the Pooling and Servicing Agreement); and

WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition Date” shall mean, with respect to the Additional Accounts designated hereby,             ,         .

“Notice Date” shall mean, with respect to the Additional Accounts designated hereby,             ,          (which shall be a date on or prior to the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) of the Pooling and Servicing Agreement and the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) of the Pooling and Servicing Agreement).

2. Designation of Additional Accounts. The Transferor does hereby deliver herewith to the Trustee a computer file or microfiche list containing a true and complete list of each MasterCard and VISA account which as of the Addition Date is hereby designated to be an Additional Account (the “Additional Accounts”), such accounts being identified by account number and by the amount of Receivables in such accounts as of the close of business on the Addition Date. Such list shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment.

3. Conveyance of Receivables.

(a) The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trustee for the benefit of the Certificateholders and any Credit Enhancement Provider (as each’s interest may appear in the Pooling and Servicing Agreement or in a related Supplement, without recourse, all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables arising in the Additional Accounts and existing at the close of business on the Addition Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables) all amounts received with respect thereto, all proceeds of such Receivables, all Insurance Proceeds relating to such Receivables, all Interchange, all Recoveries and all proceeds of any of the foregoing.

(b) In connection with such transfer, the Transferor agrees to record and file, at its own expense, financing statements with respect to the Receivables existing at the close of business on the Addition Date and thereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to each location for filing with respect to all such Receivables) meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the Trustee, and to deliver a file-stamped copy of such financing statements or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Assignment.

(c) In connection with such transfer, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment to cause World’s Foremost Bank, as Servicer, to indicate in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trustee pursuant to this Assignment for the benefit of the Certificateholders and each Credit Enhancement Provider.

(d) The Transferor hereby grants to the Trustee a first priority perfected security interest in all of the Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables at the close of business on the Addition Date existing and thereafter created in the Additional Accounts until the termination of the Trust, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, all proceeds of such Receivables and all Insurance Proceeds relating to such Receivables, and all proceeds of any of the foregoing. This Assignment shall constitute a security agreement under applicable law.

4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trustee for the benefit of the Certificateholders and any Credit Enhancement Provider (as each’s interests may appear in the Pooling and Servicing Agreement or in a related Supplement) of all right, title and interest previously held by the Transferor in and to the property now existing and hereafter created and conveyed to the Trustee pursuant to Section 3(a), and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders and each Credit Enhancement Provider.

5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Addition Date:

(a) Legal Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of insured depository institutions and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Eligibility of Accounts and Receivables. Each Additional Account designated hereby is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

(c) Selection Procedures. No selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

(d) Insolvency. The Transferor is not insolvent and, after giving effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

(e) Security Interest. This Assignment constitutes either (x) a valid transfer and assignment to the Trustee of all right, title and interest of the Transferor in and to the Receivables created in the Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, all Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing and all of such property will be held by the Trustee free and clear of any Lien except for (i) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (ii) the interest of the Transferor as Holder of the Transferor Certificate and (iii) the Transferor’s right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account, the Principal Account or any Series Account, as provided in the Pooling and Servicing Agreement and any related Supplement or (y) a grant of a security interest (as defined in the UCC as in effect in the applicable jurisdiction), in such property to the Trustee, which is enforceable with respect to then existing Receivables of the Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, all Insurance Proceeds relating to such Receivables and all proceeds of any of the foregoing upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed hereby, all Insurance Proceeds relating to such Receivables and all proceeds of any of the foregoing upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trustee in such property, upon the filing of the financing statements as described in Section 2.01 of the Pooling and Servicing Agreement with respect to such Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, all Insurance Proceeds relating to such Receivables and all proceeds of any of the foregoing, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-315(c) of the UCC as in effect in the applicable jurisdiction), except for Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement.

(f) Required Rating Agency Representations. To the extent this Assignment constitutes a grant of a security interest, with respect to existing Receivables in the Additional Accounts:

(i) This Assignment creates a valid and continuing security interest (as defined in the UCC) in such Receivables and proceeds thereof and Insurance Proceeds relating thereto in favor of the Trustee, which security interest is prior to all other Liens (except Liens permitted under Subsection 2.05(b) of the Pooling and Servicing Agreement), and is enforceable as such as against creditors of and purchasers from the Transferor;

(ii) Such Receivables constitute “accounts” within the meaning of the UCC;

(iii) Transferor owns and has good and marketable title to such Receivables free and clear of any Lien, claim or encumbrance of any Person (except Liens permitted under Subsection 2.05(b) of the Pooling and Servicing Agreement);

(iv) Transferor has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under applicable law in order to perfect the security interest in such Receivables granted to the Trustee hereunder;

(v) Other than the security interest granted to the Trustee pursuant to this Assignment, Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of such Receivables and has not authorized the filing of and is not aware of any financing statements against Transferor that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interest granted the Trustee hereunder or (ii) that has been terminated and Transferor is not aware of any judgment or tax lien filings against Transferor;

(vi) The representations made in clauses (i) through (v) above will be true with respect to Receivables hereafter created in respect of Additional Accounts designated hereby upon such creation; and

(vii) Transferor confirms and agrees that the foregoing representations and warranties shall survive the execution and delivery of this Assignment and that any breach thereof may not be waived without prior written confirmation from each Rating Agency that none of its ratings on outstanding Investor Certificates or related commercial paper shall be adversely affected by such waiver.

6. Conditions Precedent. The acceptance by the Trustee set forth in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

(a) Officer’s Certificate. The Transferor shall have delivered to the Trustee and each Credit Enhancement Provider a certificate of the President, Treasurer or Chief Operating Officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in Section 2.06 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by the Transferor in Section 5 is true and correct as of the Addition Date. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

(b) Opinion of Counsel. The Transferor shall have delivered to the Trustee and each Credit Enhancement Provider an Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit E to the Pooling and Servicing Agreement.

7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the “Pooling and Servicing Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provisions of the Pooling and Servicing Agreement.

8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

9. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflict of law provisions which would require the application of the laws of any other jurisdiction).

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

WFB FUNDING, LLC,

By:	WFB Funding Corporation, Its Managing Member

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Name:
Title:

Schedule 1

to Assignment of

Receivables in

Additional Accounts

ADDITIONAL ACCOUNTS

Schedule 2

to Assignment of

Receivables in

Additional Accounts

World’s Foremost Bank

Cabela’s Master Credit Card Trust

Officer’s Certificate

                     , a duly authorized officer of WFB Funding Corporation, a Nebraska corporation and the Managing Member of WFB Funding, LLC, a Nebraska limited liability company (the “Transferor”), hereby certifies and acknowledges on behalf of the Transferor that to the best of his knowledge the following statements are true on             ,         , (the “Addition Date”), and acknowledges on behalf of the Transferor that this Officer’s Certificate will be relied upon by U.S. Bank National Association, as Trustee (the “Trustee”) of the Cabela’s Master Credit Card Trust in connection with the Trustee entering into Assignment No.          of Receivables in Additional Accounts, dated as of the Addition Date (the “Assignment”), by and between the Transferor and the Trustee, in connection with the Third Amended and Restated Pooling and Servicing Agreement, dated as of [●], 2016, as heretofore supplemented and amended (the “Pooling and Servicing Agreement”) pursuant to which the Transferor, as Transferor, World’s Foremost Bank, as Servicer, and the Trustee are parties. The undersigned hereby certifies and acknowledges on behalf of the Transferor that:

(a) Assignment; Computer Files. On or prior to the Addition Date, the Transferor has delivered to the Trustee the Assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) and the Transferor has caused the Servicer to indicate in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trustee and on or prior to the Addition Date the Transferor shall deliver to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts identified by account number and the aggregate amount of the Receivables in such Additional Accounts as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment, incorporated into and made a part of such Assignment as Schedule 1 thereto and the Pooling and Servicing Agreement.

(b) Legal, Valid and Binding Obligation. The Assignment constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(c) Eligibility of Accounts. Each Additional Account designated pursuant to the Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

(d) Selection Procedures. No selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

(e) Insolvency. The Transferor is not insolvent and, after giving effect to the conveyance set forth in Section 3 of the Assignment, will not be insolvent.

(f) Security Interest. The Assignment constitutes either (x) a valid transfer and assignment to the Trustee of all right, title and interest of the Transferor in and to the Receivables created in the Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, all Insurance Proceeds relating to such Receivables and all proceeds of any of the foregoing and all of such property will be held by the Trust free and clear of any Lien except for (i) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (ii) the interest of the Transferor as Holder of the Transferor Certificate and (iii) the Transferor’s right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account, the Principal Account or any Series Account, as provided in the Pooling and Servicing Agreement and any related Supplement or (y) a grant of a security interest (as defined in the UCC as in effect in the applicable jurisdiction), in such property to the Trustee, which is enforceable with respect to then existing Receivables of the Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, all Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing upon the conveyance of such Receivables to the Trustee, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated pursuant to the Assignment, all Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trustee in such property, upon the filing of the financing statements as described in Section 2.01 of the Pooling and Servicing Agreement with respect to such Additional Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all amounts received with respect thereto, all Insurance Proceeds relating to such Receivables and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of any of the foregoing, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-315(c) of the UCC as in effect in the applicable jurisdiction), except for Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement.

(g) Requirements of Pooling and Servicing Agreement. All requirements set forth in Section 2.06 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this      day of             ,         .

WFB FUNDING, LLC

By:	WFB Funding Corporation, Its Managing Member

By:
Name:
Title:

EXHIBIT C

FORM OF MONTHLY SERVICER’S CERTIFICATE

World’s Foremost Bank

CABELA’S MASTER CREDIT CARD TRUST

1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the “preceding Monthly Period” shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.04(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

2. World’s Foremost Bank is Servicer under the Pooling and Servicing Agreement.

3. The undersigned is a Servicing Officer.

4. The date of this Certificate is a Determination Date under the Pooling and Servicing Agreement.

5. The aggregate amount of Collections processed during the preceding Monthly Period was equal to (excluding Annual Membership Fees and Interchange)	$

6. The Aggregate Investor Percentage of Receivables processed by the Servicer during the preceding Monthly Period was equal to	$

7. The Aggregate Investor Percentage of Collections of Finance Charge Receivables processed by the Servicer during the preceding Monthly Period was equal to (excluding Annual Membership Fees and Interchange)

$

8. The aggregate amount of Receivables processed by the Servicer as of the end of the last day of the preceding Monthly Period	$

9. Of the balance on deposit in the Finance Charge Account, the amount attributable to the Aggregate Investor Percentage of Collections processed by the Servicer during the preceding Monthly Period	$

10. Of the balance on deposit in the Principal Account, the amount attributable to the Aggregate Investor Percentage of Collections processed by the Servicer during the preceding Monthly Period	$

11. The aggregate amount, if any, of withdrawals, drawings or payments under any Credit Enhancement, if any, required to be made with respect to any Series outstanding for the preceding Monthly Period	$

12. The Aggregate Investor Percentage of Collections of Principal Receivables processed by the Servicer during the current month is equal to	$

13. The amount equal to the Aggregate Investor Percentage of Annual Membership Fees deposited to the Finance Charge Account or any Series Account on or before the Transfer Date during the current month is equal to

$

14. The aggregate amount of Interchange to be deposited in the .Finance Charge Account on the Transfer Date of the current month is equal to	$

15. The aggregate amount of all sums payable to the Investor Certificateholder of each Series on the succeeding Distribution Date with respect to Certificate Principal	$

16. The aggregate amount of all sums payable to the Investor Certificateholder of each Series on the succeeding Distribution Date with respect to Certificate Interest	$

17. the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

[If applicable, insert “None.”]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this      day of             ,         .

World’s Foremost Bank, Servicer

By:
Name:
Title:

Schedule to Monthly

Servicer’s Certificate*

World’s Foremost Bank

CABELA’S MASTER CREDIT CARD TRUST

*	A separate schedule is to be attached for each Series, with appropriate changes and additions to reflect the specifics of the related Series Supplement.

EXHIBIT D-1

FORM OF ANNUAL SERVICER’S CERTIFICATE

Worlds’ Foremost Bank

CABELA’S MASTER CREDIT CARD TRUST

The undersigned, a duly authorized representative of World’s Foremost Bank (“WFB”), as Servicer pursuant to the Third Amended and Restated Pooling and Servicing Agreement dated as of [●], 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among WFB Funding, LLC, as transferor (the “Transferor”), WFB, as Servicer, and U.S. Bank National Association as Trustee, does hereby certify that:

1. WFB is Servicer under the Agreement. Capitalized terms used without definition in this Certificate shall have the meanings assigned in or pursuant to the Agreement.

2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

3. This Certificate is delivered pursuant to Section 3.05(c) of the Agreement.

4. A review of the activities of Servicer, and of its performance under the Agreement, during the 12-month period ending on December 31, [    ], was conducted under my supervision.

5. Based on such review, Servicer has, to the best of my knowledge, fully performed all its obligations under the Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

6. The following is a description of each default in the performance of Servicer’s obligations under the provisions of the Agreement, including any Supplement, known to me to have been made during such period which sets forth in detail (a) the nature of each such default, (b) the action taken by Servicer, if any, to remedy each such default and (c) the current status of each such default:

[If applicable, insert “None.”]

7. (a) During such period, for each outstanding Series, Servicer prepared the monthly reports required by Section 3.04(b) of the Agreement and each other monthly report required by the applicable Supplement in accordance with Section 3.04(b) and the applicable provisions of each such Supplement, (b) the amounts included in such reports agree with the computer records of Servicer and (c) the calculated amounts included in such reports are mathematically correct and made in accordance with the applicable definitions in the Agreement and the other applicable Transaction Documents, except as set forth in paragraph 6 above.

D-1-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this          day of                    ,         .

WORLD’S FOREMOST BANK, as
Servicer

By
Name
Title

D-1-2

EXHIBIT D-2

FORM OF

SERVICER COMPLIANCE CERTIFICATE

PURSUANT TO ITEM 1123 OF REGULATION AB UNDER

THE SECURITIES EXCHANGE ACT OF 1934

Re: Cabela’s Master Credit Card Trust;	Date:

Cabela’s Credit Card Master Note Trust

The undersigned, a duly authorized representative of World’s Foremost Bank (the “Servicer”), pursuant to Item 1123 of Regulation AB and Section 3.05(a) of the Third Amended and Restated Pooling and Servicing Agreement, dated as of [●], 2016, among WFB Funding, LLC, as Transferor, World’s Foremost Bank, as Servicer, and U.S. Bank National Association, as Trustee, as amended, restated, supplemented or otherwise modified, (the “Pooling and Servicing Agreement”), does hereby certify that:

1. A review of the activities of the Servicer from [                    , 20        ] through December 31, [20        ] (the “Reporting Period”) and of its performance under (a) the Pooling and Servicing Agreement; and (b) the Amended and Restated Master Indenture dated as of December 6, 2013, among Cabela’s Credit Card Master Note Trust, the Servicer, and U.S. Bank National Association, as Indenture Trustee (as amended, restated, supplemented or otherwise modified, the “Indenture” and together with the Pooling and Servicing Agreement, the “Agreements”), has been made under my supervision; and

2. To the best of my knowledge, based on my review, the Servicer has fulfilled all of its obligations under the Agreements in all material respects throughout the Reporting Period [except as described below:]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this              day of                     ,         .

WORLD’S FOREMOST BANK, as
Servicer

By
Name
Title

D-2-1

EXHIBIT D-3

REPORT ON COMPLIANCE WITH SERVICING CRITERIA

PURSUANT TO ITEM 1122 OF REGULATION AB UNDER

THE SECURITIES EXCHANGE ACT OF 1934

Re: Cabela’s Master Credit Card Trust;	Date:

Cabela’s Credit Card Master Note Trust

The undersigned, a duly authorized representative of World’s Foremost Bank (the “Servicer”), hereby certifies as follows:

1. The Servicer is responsible for assessing its compliance with the servicing criteria set forth in 17 C.F.R. § 229.1122(d) (“Item 1122(d) of Regulation AB”) as set forth on Schedule I attached hereto, except for servicing criteria [specify sections of Item 1122(d) of Regulation AB that do not apply] (the “Applicable Servicing Criteria”), which the Servicer has determined are inapplicable to the activities it performs with respect to the credit-card asset-backed securities transactions being serviced, as of and for the year ended December 31, [20        ] relating to:

•	the servicing of credit card asset-backed securities transactions issued by Cabela’s Master Credit Card Trust; and

•	the servicing of credit card asset-backed securities transactions issued by Cabela’s Credit Card Master Note Trust.

2. The Servicer used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the Applicable Servicing Criteria;

3. The Servicer is in compliance with the Applicable Servicing Criteria as of and for the period ending December 31, [20        ] in all material respects [except as described below:]; and

4. [Name of Accountant], an independent registered public accounting firm, has issued an attestation report on our assessment of compliance with the Applicable Servicing Criteria as of and for the period ending December 31, [20        ], a copy of which is attached hereto as Exhibit A.

WORLD’S FOREMOST BANK, as Servicer

By
Name
Title

D-3-1

EXHIBIT A

ACCOUNTANT’S ATTESTATION REPORT

D-3-2

SCHEDULE I

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card receivables are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

D-3-3

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities Exchange Act of 1934, as amended.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

D-3-4

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related credit card agreements.

1122(d)(4)(ii)	Credit card accounts and related documents are safeguarded as required by the transaction agreements.

D-3-5

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(iii)	Any additions, removals or substitutions to the pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on credit card receivables, including any payoffs, made in accordance with the related credit card agreements are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related credit card agreements.

1122(d)(4)(v)	The servicer’s records regarding the credit card accounts agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s credit card account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related credit card agreements.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a credit card account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent credit card accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

D-3-6

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for credit card accounts with variable rates are computed based on the related credit card agreements.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s credit card agreements, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable credit card agreements and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related credit card account, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

D-3-7

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

D-3-8

EXHIBIT E

FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS

PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 2.06(c)(vi)

OF THE POOLING AND SERVICING AGREEMENT

The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of Transferor’s counsel with respect to similar matters delivered on the Closing Date.

1. The Assignment has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally and the rights and remedies of creditors of insured depository institutions, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

2. The financing statement(s) referred to in such opinion the “Financing Statement”) is in an appropriate form for filing in the State of Nebraska (the “State”) and has been duly filed in the appropriate filing office in the State and the fees and document taxes, if any, payable in connection with the said filing of the Financing Statement have been paid in full.

3. To the extent the Assignment does not constitute a sale by the Transferor to the Trustee, the Pooling and Servicing Agreement creates a valid security interest (as defined in the Uniform Commercial Code of the State (the “UCC”)) in favor of the Trustee for the benefit of the Investor Certificateholders and each Credit Enhancement Provider in such Receivables as constitute accounts under the UCC, the security interest created under the Pooling and Servicing Agreement by the conveyance of the Receivables in Additional Accounts designated by the Assignment and in the proceeds thereof (as defined in Section 9-315(c) of the UCC) is a first priority perfected security interest in and against such Receivables now existing and hereafter created in the Additional Accounts designated by the Assignment and all monies due or to become due with respect thereto, including proceeds thereof, and such perfection and priority of the Trustee for the benefit of the Investor Certificateholders and each Credit Enhancement Provider in such Receivables, and the proceeds thereof, would not be affected by an increase or decrease in the relative interests in the Receivables in the Additional Accounts designated by the Assignment of the holder of the Transferor Certificate and of the Investor Certificateholders.

In connection with the opinion set forth in this paragraph 3 relating to the priority of security interests, such counsel may express no opinion as to the priority of any security interest over (i) any lien, claim or other interest that arises by operation of law and does not require any filing with the Secretary of State of the State in order to take priority over any security interest which is perfected by filing with the Secretary of State of the State, and (ii) any claim or lien in favor of any government or any agency or instrumentality thereof.

4. If the Assignment constitutes a sale of the Receivables in the Additional Accounts designated by the Assignment, based upon certificates of officers of the Credit Card Originator and Transferor that (i) the Credit Card Originator originated the Receivables in the Additional Accounts designated by the Assignment, (ii) neither the Credit Card Originator nor the Transferor has transferred any interest in or caused any Lien to be imposed upon the Receivables in the Additional Accounts designated by the Assignment, and (iii) the Transferor will originate all Receivables to be subsequently created in the Additional Accounts designated by the Assignment, then (A) the Trustee has acquired, or will acquire in the case of the Receivables hereafter created in Additional Accounts designated by the Assignment, all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created in Additional Accounts designated by the Assignment, and all proceeds thereof (as defined in Section 9-315(c) of the UCC), and (B) such property will be held by the Trust free and clear of any Lien or interest of any Person claiming through or under the Transferor, and the Trust owns such Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof free of any lien or interest, in each case, except for (x) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of the holder of the Transferor Certificate, and (z) the Transferor’s right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account or any Series Account as provided in the Pooling and Servicing Agreement.

In addition, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed herein with respect to Receivables or the proceeds thereof other than the Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof, or with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables in the Additional Accounts designated by the Assignment, except to the extent such proceeds (as defined in Section 9-315(c) of the UCC) consist of amounts held by the Transferor in accordance with the terms of the Pooling and Servicing Agreement for less than 10 days following receipt of such proceeds by the Transferor, and except to the extent that such proceeds consist of either (i) amounts held in an Investor Account or a Series Account maintained by the Trustee in the name of the Trust in accordance with the terms of the Pooling and Servicing Agreement, or (ii) Permitted Investments held by or on behalf of the Trustee in accordance with the terms of the Pooling and Servicing Agreement and any Supplement. Further, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables in the Additional Accounts designated by the Assignment until such proceeds are deposited in the Collection Account in accordance with the terms of the Pooling and Servicing Agreement. In addition, we express no opinion as to the effect of Section 9-315(c)(4) of the UCC with respect to proceeds of the Receivables in Additional Accounts designated by the Assignment held by the Transferor upon its insolvency. Amounts held in the Collection Account and in an Investor Account and Permitted Investments maintained or held in accordance with the terms of the Pooling and Servicing Agreement are “proceeds” of Receivables within the meaning of Section 9-315(c) of the UCC.

With respect to the opinions expressed in paragraph 3 and this paragraph 4, we note that the effectiveness of the Financing Statement will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statement, (ii) if the Transferor changes its name, identity or corporate structure, unless new appropriate financing statements or amendments indicating the new name, identity or corporate structure of the Transferor are properly filed before the expiration of four months after the Transferor changes its name, identity or corporate structure, and (iii) four months after the Transferor changes its place of business or chief executive office to a jurisdiction outside the State, unless such security interest is perfected in such new jurisdiction within such time. Other than as discussed in this paragraph, no action is required to maintain the perfection, as described in paragraph 3 and this paragraph 4, of the interests of the Trustee on behalf of the Investor Certificateholders and each Credit Enhancement Provider in the Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof (as defined in Section 9-315(c) of the UCC).

The opinions expressed in paragraph 3 and this paragraph 4 are limited to the interests of the Investor Certificateholders and each Credit Enhancement Provider under the Pooling and Servicing Agreement and the related Supplement. In connection with paragraph 3 and this paragraph 4, we express no opinion as to the interests of the Transferor under the Pooling and Servicing Agreement or any Supplement. The opinions expressed in paragraph 3 and this paragraph 4 are subject to the interests of the Transferor or the holder of the Transferor Certificate arising under the Pooling and Servicing Agreement, which interests of the Transferor will not detract from the interest and priority of the interest held by the Trustee for the benefit of the Investor Certificateholders and each Credit Enhancement Provider.

5. In the course of such counsel’s representation of the Transferor in connection with the matter to which this opinion relates, and without independent investigation, under the laws of the State, such counsel has not become aware of any right, lien or interest which has been asserted against the Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof, other than under the Pooling and Servicing Agreement.

EXHIBIT F

FORM OF ANNUAL OPINION OF COUNSEL

The opinions set forth below, which are to be delivered pursuant to subsection 13.02(d)(ii) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to the Transferor with respect to similar matters delivered on the Closing Date.

1. Based solely upon certificates of officers of the Transferor and the Credit Card Originator dated as of the date of this opinion, and without independent investigation, (A) the Credit Card Originator originated or acquired the Receivables, (B) neither the Credit Card Originator nor the Transferor has transferred any interest in or caused any Lien to be imposed upon the Receivables, and (C) the Credit Card Originator will originate all Receivables to be subsequently created in the Accounts.

2. The financing statements are in an appropriate form for filing in the State of Nebraska (the “State”) and have been duly filed in the appropriate filing office in the State and the fees and document taxes, if any, payable in connection with the said filing of the financing statements have been paid in full.

3. If the Pooling and Servicing Agreement does not constitute a sale of the Receivables, (A) the Pooling and Servicing Agreement creates a security interest (as defined in the Uniform Commercial Code as in effect in the State (the “UCC”)) in favor of the Trustee (B) for the benefit of the Investor Certificateholders and each Credit Enhancement Provider, the security interest created under the Pooling and Servicing Agreement by the conveyance of the Receivables (other than Receivables in Additional Accounts) and in the proceeds thereof (as defined in Section 9-315(c) of the UCC), is a first priority perfected security interest in and against such Receivables and proceeds, and changes under the Pooling and Servicing Agreement in the percentage of the Receivables and the proceeds thereof securing the Investor Certificates will not affect the said perfection and priority.

In connection with the opinion set forth in paragraph 3 relating to the priority of security interests, no opinion need be expressed as the priority of any security interest over (i) any lien, claim or other interest that arises by operation of law and does not require any filing with the Secretary of State of the State in order to take priority over any security interest which is perfected by filing with the Secretary of State of the State and (ii) any claim or lien in favor of any government or any agency or instrumentality thereof.

4. If the Pooling and Servicing Agreement constitutes a sale of the Receivables, (A) the Trustee has acquired, or will acquire in the case of the Receivables hereafter created (other than Receivables in Additional Accounts), all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created (other than Receivables in Additional Accounts), and all proceeds thereof (as defined in Section 9-315(c) of the UCC), and (B) such property will be held by the Trust free and clear of any lien or interest of any Person claiming through or under the Transferor, and the Trust owns such Receivables and the proceeds thereof free of any lien or interest, in each case, except for (x) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of the holder of the Transferor Certificate, and (z) the Transferor’s right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account [or any Series Account] as provided in the Pooling and Servicing Agreement. The opinion with respect to Receivables and proceeds thereof hereafter created which do not arise from the sale of goods or the rendering of services may be qualified in its entirety by the qualifications set forth in the opinion of counsel rendered on the Closing Date.

In addition, in connection with the opinions set forth in paragraph 3, and this paragraph 4, no opinion is expressed herein with respect to Receivables in Additional Accounts or the proceeds thereof, or with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables, except to the extent such proceeds (as defined in Section 9-315(c) of the UCC) consist of amounts held by the Transferor in accordance with the terms of the Pooling and Servicing Agreement for less than ten days following receipt of such proceeds by the Transferor, and except to the extent that such proceeds consist of either (i) amounts held in an Investor Account or a Series Account maintained by the Trustee in the name of the Trust in accordance with the terms of the Pooling and Servicing Agreement and any Supplement or (ii) Permitted Investments held by or on behalf of the Trustee in accordance with the terms of the Pooling and Servicing Agreement and any Supplement. Further, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables until such proceeds are deposited in the Collection Account in accordance with the terms of the Pooling and Servicing Agreement. Amounts held in the Collection Account and in an Investor Account or a Series Account and Permitted Investments maintained or held in accordance with the terms of the Pooling and Servicing Agreement and any Supplement are “proceeds” of Receivables within the meaning of Section 9-315(c) of the UCC (such counsel may note, however, that, subject to the discussion elsewhere in this paragraph 4, the UCC does not apply to the sale of general intangibles or proceeds thereof).

Further, in connection with the opinions set forth in paragraph 3, and this paragraph 4, no opinion is expressed concerning (i) Interchange and the proceeds (as defined in Section 9-315(c) of the UCC) relating to Interchange, (ii) Receivables and the proceeds (as defined in Section 9-315(c) of the UCC) thereof in Defaulted Accounts or Zero Balance Accounts, (iii) Receivables that have been charged-off as uncollectible and the proceeds (as defined in Section 9-315(c) of the UCC) of such Receivables, including recoveries, or (iv) Receivables and the proceeds (as defined in Section 9-315(c) of the UCC) thereof that are removed from the Trust and reassigned to the Transferor pursuant to the Pooling and Service Agreement.

With respect to the opinions expressed in paragraph 3, and this paragraph 4, we note that the effectiveness of the financing statements will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the financing statements, (ii) if the Transferor changes its name, identity or corporate structure, unless new appropriate financing statements or amendments indicating the new name, identity or corporate structure of the Transferor are properly filed before the expiration of four months after the Transferor changes its name, identity or corporate structure, and (iii) four months after the Transferor changes its place of business or chief executive office to a jurisdiction outside the State, unless such security interest is perfected in such new jurisdiction within such time. Other than as discussed in this paragraph and compliance with the Pooling and Servicing Agreement, no action is required to maintain the perfection, as described in paragraph 3 and this paragraph 4, of the interests of the Trustee on behalf of the Investor Certificateholders and each Credit Enhancement Provider in the Receivables (other than Receivables in Additional Accounts) and the proceeds thereof (as defined in Section 9-315(c) of the UCC). We note that the provisions of Section 13.02 of the Pooling and Servicing Agreement require the Transferor to give certain notices and to take certain actions upon the occurrence of certain events discussed in this paragraph so as to preserve and protect the right, title and interest of the Trustee under the Pooling and Servicing Agreement to all property comprising the Trust.

The opinions expressed in paragraph 3 and this paragraph 4 are limited to the interests of the Investor Certificateholders and each Credit Enhancement Provider under the Pooling and Servicing Agreement. In connection with paragraph 3 and this paragraph 4, we express no opinion as to the interests of the Transferor or the holder of the Transferor Certificate under the Pooling and Servicing Agreement. The opinions expressed in paragraph 3 and this paragraph 4 are subject to the interests of the Transferor arising under the Pooling and Servicing Agreement, which interests of the Transferor will not detract from the interest and priority of the interest held by the Trustee for the benefit of the Investor Certificateholders and each Credit Enhancement Provider.

5. Except for the financing statements referenced above, no other financing statement covering the Accounts (other than Receivables in Additional Accounts) or the Trustee’s interest in the Accounts (other than Receivables in Additional Accounts) is on file in the office of the Secretary of State of the State (Uniform Commercial Code Division).

6. In the course of such counsel acting as special counsel to the Transferor in connection with the matter to which this opinion relates, and without independent investigation, under the laws of the State, such counsel has not become aware of any right, lien or interest which has been asserted against the Receivables and the proceeds thereof, other than under the Pooling and Servicing Agreement.

7. Update or confirm, as applicable, the FIRREA analysis delivered on the most recent Closing Date.

EXHIBIT G

FORM OF REASSIGNMENT OF RECEIVABLES

REASSIGNMENT NO.              OF RECEIVABLES, dated as of                              ,         , by and between WFB Funding, LLC, a Nebraska limited liability company (the “Transferor”), and U.S. Bank National Association, a national banking association organized under the laws of the United States (the “Trustee”) pursuant to the Pooling and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Transferor and the Trustee are parties to the Third Amended and Restated Pooling and Servicing Agreement, dated as of [●], 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, restated, supplemented or otherwise modified, the “Pooling and Servicing Agreement”);

WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to remove all Receivables from certain designated Accounts (the “Removed Accounts”) and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, to the Transferor (as each such term is defined in the Pooling and Servicing Agreement); and

WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” shall mean, with respect to the Removed Accounts designated hereby,                     ,         .

“Removal Notice Date” shall mean, with respect to the Removed Accounts designated hereby,                     ,          (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

2. Designation of Removed Accounts. The Transferor shall deliver to the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each MasterCard and VISA account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date.

3. Conveyance of Receivables.

(a) The Trustee does hereby re-transfer, re-assign, re-set-over and otherwise reconvey to the Transferor, without recourse, representation or warranty on and after the Removal Date, all right, title and interest of the Trustee in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all amounts received with respect thereto, all proceeds of such Receivables, all Insurance Proceeds, all relating to such Receivables, all Interchange relating to such Receivables and all proceeds thereof.

(b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reassignment, a termination statement, prepared for execution by the Transferor, with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trustee of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee as of the Removal Date:

(a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Selection Procedures. No selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts designated hereby.

5. Conditions Precedent. The amendment of the Pooling and Servicing Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

The Transferor shall have delivered to the Trustee and each Credit Enhancement Provider an Officer’s Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.07 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Transferor in Section 4 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

6. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the “Pooling and Servicing Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

7. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8. Governing Law. This Reassignment shall be construed in accordance with the laws of the State of New York (without reference to conflict of law provisions which would require the application of the laws of any other jurisdiction).

IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

WFB FUNDING, LLC,

By:	WFB Funding Corporation,
Its Managing Member

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Schedule 1

to Reassignment

of Receivables

REMOVED ACCOUNTS

EXHIBIT H

FORM OF RECONVEYANCE OF RECEIVABLES

RECONVEYANCE OF RECEIVABLES, dated as of                                  ,             , by and between WFB Funding, LLC, a Nebraska limited liability company, (the “Transferor”), and U.S. Bank National Association a national banking association organized and existing under the laws of the United States (the “Trustee”) pursuant to the Pooling and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Transferor and the Trustee are parties to a Third Amended and Restated Pooling and Servicing Agreement dated as of [●], 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, restated, supplemented or otherwise modified, the “Pooling and Servicing Agreement”);

WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.04 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

WHEREAS, the Trustee is willing to reconvey Receivables subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Reconveyance Date” shall mean                     ,         .

2. Return of Lists of Accounts. The Trustee shall deliver to the Transferor, not later than three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Accounts delivered to the Trustee pursuant to the terms of the Pooling and Servicing Agreement.

3. Conveyance of Receivables.

(a) The Trustee does hereby re-transfer, re-assign, re-set-over and otherwise reconvey to the Transferor, without recourse, representation or warranty, on and after the Reconveyance Date, all right, title and interest of the Trustee in and to each and every Receivable now existing and hereafter created in the Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all amounts received with respect thereto, all proceeds of such Receivables, all Insurance Proceeds relating to such Receivables and all proceeds thereof.

(b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reconveyance, such UCC termination statements as the Transferor may reasonably request and which shall be prepared by the Transferor, evidencing the release by the Trustee of its lien on the Receivables.

4. Counterparts. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

5. Governing Law. This Reconveyance shall be construed in accordance with the laws of the State of New York (without reference to conflict of law provisions which would require the application of the laws of any other jurisdiction).

IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

WFB FUNDING, LLC,

By:	WFB Funding Corporation,
Its Managing Member

By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

SCHEDULE 1

LIST OF ACCOUNTS

Delivered to Trustee only

EXHIBIT I

SERVICING CRITERIA

The assessment of compliance to be delivered by the Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card receivables are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities Exchange Act of 1934, as amended.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related credit card agreements.

1122(d)(4)(ii)	Credit card accounts and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(iv)	Payments on credit card receivables, including any payoffs, made in accordance with the related credit card agreements are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related credit card agreements.

1122(d)(4)(v)	The servicer’s records regarding the credit card accounts agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s credit card account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related credit card agreements.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a credit card account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent credit card accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for credit card accounts with variable rates are computed based on the related credit card agreements.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s credit card agreements, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable credit card agreements and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related credit card account, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT J

FORM OF ANNUAL CERTIFICATION

RE:	The Third Amended and Restated Pooling and Servicing Agreement dated as of [●], 2016 (the “Agreement”), among WFB Funding, LLC, World’s Foremost Bank, and U.S. Bank, National Association

I,                     , the                      of [NAME OF COMPANY] (the “Company”), certify to the Transferor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

1.

I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Company to the Transferor pursuant to the Agreement (collectively, the “Company Information”);

2.

To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

3.	To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Transferor; and

4.	To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement.

J-1